Exhibit 4.4

Clifton Savings Bank

401(k) Savings Plan

(As Amended And Restated Effective as of January 1, 2010, Including Provisions Retroactive to January 1, 2002)

Table Of Contents		i

Introduction		1

Article I — Definitions		3

Article II — Eligibility and Participation		15
2.1	Eligibility	15
2.2	Ineligible Employees	15
2.3	Participation	15
2.4	Termination of Participation	16
2.5	Eligibility upon Reemployment	16

Article III — Contributions and Limitations on Contributions		17
3.1	Elective Contributions	17
3.2	Limitations on Elective Contributions	17
3.3	Changes in Elective Contributions	21
3.4	Matching Contributions	22
3.5	Special Contributions	22
3.6	Catch-Up Contributions	23
3.7	Limitation on Matching Contributions	23
3.8	Discretionary Employer Contributions	25
3.9	Interest on Excess Contributions	26
3.10	Payment of Contributions	27
3.11	Rollover Contribution	27
3.12	Section 415 Limits on Contributions	28

Article IV — Vesting and Forfeitures		35
4.1	Vesting	35
4.2	Forfeitures	35

Article V — Trust Fund, Investment Funds And Voting Rights		36
5.1	Trust Fund	36
5.2	Interim Investments	36
5.3	Account Values	36
5.5	Tender Offers and Other Offers	38
5.6	Dissenters’ Rights	39
5.7	Power to Invest in Employer Securities	40

Article VI — Investment Directions, Changes Of Investment Directions And Transfers Between Investment Funds		41
6.1	Investment Directions	41
6.2	Change of Investment Directions	41
6.3	Transfers Between Investment Funds	41
6.4	Employees Other than Participants	42
6.5	Restrictions on Investments in the Employer Stock Fund for Certain Participants	42

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Article VII — Payment of Benefits		44
7.1	General	44
7.2	Non-Hardship Withdrawals	45
7.3	Hardship Distributions	45
7.4	Distribution of Benefits - General	49
7.5	Payments upon Retirement or Disability	50
7.6	Payments upon Termination of Service for Reasons Other Than Retirement or Disability	51
7.7	Payments Upon Death	52
7.8	Direct Rollover of Eligible Rollover Distributions	54
7.9	Commencement of Benefits	56
7.10	Minimum Distribution Requirements	57
7.11	Manner of Payment of Distributions from the Employer Stock Fund	63

Article VIII — Administration		64
8.1	General Administration of the Plan	64
8.2	Designation of Named Fiduciaries	64
8.3	Responsibilities of Fiduciaries	64
8.4	Plan Administrator	65
8.5	Committee	65
8.6	Powers and Duties of the Committee	66
8.7	Certification of Information	67
8.8	Authorization of Benefit Payments	67
8.9	Payment of Benefits to Legal Custodian	67
8.10	Service in More Than One Fiduciary Capacity	68
8.11	Payment of Expenses	68

Article IX — Benefit Claims Procedure		69
9.1	Definition	69
9.2	Claims	69
9.3	Disposition of Claim	69
9.4	Denial of Claim	69
9.5	Right to Full and Fair Review	70
9.6	Time of Review	70
9.7	Final Decision	70
9.8	Use of Electronic Medium	70

Article X — Amendment, Termination, and Withdrawal		71
10.1	Amendment and Termination	71
10.2	Withdrawal from the Trust Fund	72

Article XI — Top-Heavy Plan Provisions		73
11.1	Introduction	73
11.2	Definitions	73
11.3	Minimum Contributions	77

Article XII — Miscellaneous Provisions		80
12.1	No Right to Continued Employment	80
12.2	Merger, Consolidation, or Transfer	80

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12.3	Nonalienation of Benefits	80
12.4	Missing Payee	80
12.5	Affiliated Employers	81
12.6	Successor Employer	81
12.7	Return of Employer Contributions	81
12.8	Adoption of Plan by Affiliated Employer	81
12.9	Construction of Language	82
12.10	Headings	82
12.11	Governing Law	82

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Introduction

INTRODUCTION

Effective as of January 1, 1985, Clifton Savings Bank, S.L.A., (“Employer”) adopted the Clifton Savings Bank, S.L.A. Employees’ Cash or Deferred Profit Sharing Plan (“1985 Plan”).

Effective as of January 1, 1999, the Employer adopted resolutions wherein RSI Retirement Trust was named successor trustee and the RSI Retirement Trust Agreement and Declaration of Trust (“Agreement”) was adopted.

Effective as of January 1, 1999, the 1985 Plan was amended and restated in its entirety. The amended and restated plan became known as Clifton Savings Bank, S.L.A. 401(k) Savings Plan in RSI Retirement Trust (“1999 Plan”).

Effective July 1, 2003, the Employer adopted resolutions wherein RSGroup Trust Company (now known as Pentegra Trust Company) (“PTC”) was named successor trustee and the Trust Agreement between the Employer and RTC (now PTC) (“Trust Agreement”) was adopted.

Effective July 1, 2003, the 1999 Plan was amended and restated in its entirety. The amended and restated Plan became known as Clifton Savings Bank, S.L.A. 401(k) Savings Plan (“Prior Plan”).

Effective as of the Conversion Date (the date of conversion of the Employer from mutual to stock ownership), the Employer adopted resolutions which added an investment fund to the Plan consisting of common stock of Clifton Savings Bancorp, Inc.

Effective as of September 12, 2007, the Employer became known as Clifton Savings Bank and the name of the Plan was changed to the Clifton Savings Bank 401(k) Savings Plan.

Effective as of January 1, 2010, the Prior Plan is amended and restated in its entirety and shall incorporate the terms and conditions set forth herein (“Plan”) and shall in all respects be subject to the provisions of the Trust Agreement which are incorporated herein and made a part hereof.

The Plan as amended and restated hereunder incorporates a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (“Code”).

The Plan shall constitute a profit-sharing plan within the meaning of Section 401(a) of the Code, without regard to current or accumulated profits of the Employer, as provided in Section 401(a)(27) of the Code.

The Plan complies with all Internal Revenue Service legislation and regulations issued to date, including the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), as provided under Internal Revenue Service Notice 2001-57, final regulations under Section 401(a)(9), IRS procedural guidance (Notice 2005-5) addressing required “automatic rollovers” under Section 401(a)(31)(B) of the Code, 2006 final regulations under Code Section 401(k) and Code Section 401(m), final regulations under Code Section 415 and provides for Roth Contributions under Code Section 402A.

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Introduction

In addition to the above noted legislation and regulations, the Plan complies with the provisions of the Pension Protection Act of 2006 (“PPA”) addressing gap period earnings, a short limitation year upon plan termination, qualified reservist distributions, direct rollovers to a Roth IRA, and direct rollovers to a nonspouse beneficiary; The Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”) addressing differential wage payments, benefits upon death or disability while performing active military service; and the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”) addressing suspended required minimum distributions.

As of January 1, 2010, Roth Contributions have not been implemented and are not available under the Plan.

Subject to any amendments that may subsequently be adopted by the Employer prior to a Termination of Service, the provisions set forth in this Plan shall apply to an Employee who is in the employment of the Employer on or after January 1, 2010. Except to the extent specifically required to the contrary under the terms of this Plan, for terminations of employment prior to January 1, 2010, the rights and benefits of a former participant shall be determined in accordance with the provisions of the Prior Plan as in effect on the date of the former participant’s termination of employment.

The Employer has herein restated the Plan with the intention that (a) the Plan shall at all times be qualified under Section 401(a) of the Code, (b) the Trust Agreement shall be tax-exempt under Section 501(a) of the Code, and (c) Employer contributions under the Plan shall be tax deductible under Section 404 of the Code. The provisions of the Plan and the Trust Agreement shall be construed to effectuate such intentions.

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Article I —

Definitions

ARTICLE I —

DEFINITIONS

The following words and phrases shall have the meanings hereinafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which such terms appear.

1.1	Accounts means the Before-Tax Contribution Account (including Special Contributions and Catch-Up Contributions, if any), Matching Contribution Account, Discretionary Employer Contribution Account, Roth Contribution Account (including Catch-Up Contributions, if any) if implemented, upon approval by the Employer, and Rollover Contribution Account established under the Plan on behalf of an Employee.

1.2	Actual Contribution Percentage means the ratio (expressed as a percentage) of the Matching Contributions under the Plan which are made on behalf of an Eligible Employee for the Plan Year to such Eligible Employee’s compensation (as defined under Section 415(c)(3) of the Code and within the meaning of Income Tax Regulations Sections 1.415-2(d)(2), but excluding amounts under Income Tax Regulations Section 1.415-2(d)(3)), except that premiums for group-term life insurance, otherwise included thereunder, shall be excluded from compensation hereunder for the Plan Year. An Eligible Employee’s compensation hereunder shall include compensation receivable from the Employer for that portion of the Plan Year during which the Employee is an Eligible Employee, up to a maximum of two hundred thousand dollars ($200,000) for the 2002 Plan Year, thereafter adjusted in multiples of five thousand dollars ($5,000) for increases in the cost-of-living as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code.

1.3	Actual Deferral Percentage means the ratio (expressed as a percentage) of the sum of Before-Tax Contributions, Roth Contributions, if implemented, upon approval by the Employer and those Qualified Nonelective Contributions taken into account under the Plan for the purpose of determining the Actual Deferral Percentage, which are made on behalf of an Eligible Employee for the Plan Year to such Eligible Employee’s compensation (as defined under Section 415(c)(3) of the Code and within the meaning of Income Tax Regulations Sections 1.415-2(d)(2), but excluding amounts under Income Tax Regulations Section 1.415-2(d)(3)), except that premiums for group-term life insurance, otherwise included thereunder, shall be excluded from compensation hereunder for the Plan Year. An Eligible Employee’s compensation hereunder shall include compensation receivable from the Employer for that portion of the Plan Year during which the Employee is an Eligible Employee, up to a maximum of two hundred thousand dollars ($200,000) for the 2002 Plan Year, thereafter adjusted in multiples of five thousand dollars ($5,000) for increases in the cost-of-living as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code.

1.4	Affiliated Employer means a member of an affiliated service group (as defined under Section 414(m) of the Code), a controlled group of corporations (as defined under

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Article I —

Definitions

Section 414(b) of the Code), a group of trades or businesses under common control (as defined under Section 414(c) of the Code) of which the Employer is a member, any leasing organization (as defined under Section 414(n) of the Code) providing the services of Leased Employees to the Employer, or any other group provided for under any and all Income Tax Regulations promulgated by the Secretary of the Treasury under Section 414(o) of the Code.

1.5	Affiliated Service means employment with an employer during the period that such employer is an Affiliated Employer.

1.6	Average Actual Contribution Percentage means the average of the Actual Contribution Percentages of (a) the group comprised of Eligible Employees who are Highly Compensated Employees or (b) the group comprised of Eligible Employees who are Non-Highly Compensated Employees, whichever is applicable.

1.7	Average Actual Deferral Percentage means the average of the Actual Deferral Percentages of (a) the group comprised of Eligible Employees who are Highly Compensated Employees or (b) the group comprised of Eligible Employees who are Non-Highly Compensated Employees, whichever is applicable.

1.8	Before-Tax Contribution Account means the separate, individual account established on behalf of a Participant to which Before-Tax Contributions, Special Contributions and Catch-Up Contributions if any, and “elective deferrals” under the Prior Plan, if any, made on his behalf are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.

1.9	Before-Tax Contributions means the contributions of the Employer made in accordance with the Compensation Reduction Agreements of Participants pursuant to Section 3.1.

1.10	Beneficiary means any person who is receiving or is eligible to receive a benefit under Section 7.7 of the Plan upon the death of an Employee or former Employee.

1.11	Board means the board of trustees, directors or other governing body of the Sponsoring Employer.

1.12	Catch-Up Contributions means additional elective deferrals made by an eligible Participant pursuant to Section 3.6.

1.13	Code means the Internal Revenue Code of 1986, as amended from time to time.

1.14	Committee means the person or persons appointed by the Employer in accordance with Section 8.2(c).

1.15	Compensation means an Employee’s wages, salary, fees and other amounts defined as compensation in Section 415(c)(3) of the Code and Income Tax Regulations Sections

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Article I —

Definitions

1.415-2(d)(2), received for personal services actually rendered in the course of employment with the Employer for the calendar year, prior to any reduction pursuant to a Compensation Reduction Agreement, and excluding amounts under Income Tax Regulations Section 1.415-2(d)(3), except that premiums for group-term life insurance, otherwise included thereunder, shall be excluded from compensation hereunder. Compensation shall include commissions, overtime, bonuses, wage continuation payments to an Employee absent due to illness or disability of a short-term nature, the amount of any Employer contributions under a flexible benefits program maintained by the Employer under Section 125 of the Code pursuant to a salary reduction agreement entered into by the Participant under Section 125 of the Code, elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code, amounts paid or reimbursed by the Employer for Employee moving expenses (to the extent not deductible by the Employee), and the value of any nonqualified stock option granted to an Employee by the Employer (to the extent includable in gross income for the year granted).

Effective for Plan Years commencing after December 31, 2008, Compensation shall include “differential wage payments.” Differential wage payments means any payment which: is made by the Employer to an Employee with respect to any period during which the Employee is performing service in the uniformed services of the United States while on active duty for a period of more than thirty (30) days, and represents all or a portion of the wages the Employee would have received if such Employee were performing service for the Employer. An Employee shall be permitted to make Before-Tax Contributions, and/or Roth Contributions, if implemented, upon approval by the Employer, against such differential wage payments. This paragraph shall only apply if all Employees receive differential wage payments on a reasonably equivalent basis, are eligible to participate in the Plan, and may make payments on reasonably equivalent terms.

Compensation does not include contributions made by the Employer to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, premiums for group-term life insurance and other amounts which receive special tax benefits.

Compensation shall not exceed two hundred thousand dollars ($200,000) for the 2002 Plan Year thereafter adjusted in multiples of five thousand dollars ($5,000) for increases in the cost-of-living as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code. For purposes of this Section, if the Plan Year in which a Participant’s Compensation is being made is less than twelve (12) calendar months, the amount of Compensation taken into account for such Plan Year shall be the adjusted amount, prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Code, for such Plan Year multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12). In determining the dollar limitation hereunder, compensation received from any Affiliated Employer shall be recognized as Compensation.

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Article I —

Definitions

1.16	Compensation Reduction Agreement means an agreement between the Employer and an Eligible Employee whereby the Eligible Employee agrees to reduce his Compensation during the applicable payroll period by an amount equal to any whole percentage thereof, to the extent provided in Section 3.1, and the Employer agrees to contribute to the Trust Fund, on behalf of such Eligible Employee, an amount equal to the specified reduction in Compensation. Notwithstanding the foregoing, an Eligible Employee may elect not to have his Compensation reduced.

1.17	Conversion Date means the date of the conversion of the Employer from mutual to stock ownership.

1.18	Disability means a physical or mental condition, determined after review of those medical reports deemed satisfactory for this purpose, which renders the Participant totally and permanently incapable of engaging in any substantial gainful employment based on his education, training and experience.

1.19	Discretionary Employer Contribution Account means the separate, individual account established on behalf of an Eligible Employee to which Discretionary Employer Contributions, if any, are credited, including “discretionary Employer contributions” made under the Prior Plan, together with all earnings and appreciation thereon, and against which are charged any withdrawals, and other distributions made from such account, as well as any losses, depreciation, or expenses allocable to amounts credited to such account.

1.20	Discretionary Employer Contributions means the amounts, if any, contributed by the Employer on behalf of an Eligible Employee, pursuant to Section 3.8.

1.21	Effective Date means January 1, 1985.

1.22	Elective Contributions means, with respect to any taxable year, the sum of Before-Tax Contributions and Roth Contributions, if implemented, upon approval by the Employer, as set forth under Section 3.1.

1.23	Eligibility Computation Period means a twelve (12) consecutive month period commencing on an Employee’s Employment Commencement Date and each anniversary thereafter.

1.24	Eligible Employee means an Employee who is eligible to participate in the Plan pursuant to the provisions of Article II.

1.25	Employee means any person employed by the Employer.

1.26	Employer means Clifton Savings Bank and any Participating Affiliate or any successor organization which shall continue to maintain the Plan set forth herein.

1.27	Employer Resolutions means resolutions adopted by the Board.

1.28	Employer Stock means the common stock of the Company.

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Article I —

Definitions

1.29	Employer Stock Fund means, commencing on the Conversion Date, the assets consisting of Employer Stock which shall be maintained in an Investment Fund established for such purpose.

1.30	Employment Commencement Date means the date on which an Employee first performs an Hour of Service for the Employer upon initial employment or, if applicable, upon reemployment.

1.31	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.32	Forfeitures means any amounts forfeited pursuant to Section 4.2.

1.33	Hardship means the condition described in Section 7.3.

1.34	Highly Compensated Employee means, with respect to any Plan Year, an Employee or an employee of an Affiliated Employer who is such an Employee or employee during the Plan Year for which a determination is being made and who:

(a)	during the Plan Year immediately preceding the Plan Year for which a determination is being made;

(i)	received compensation as defined under Section 414(q)(4) of the Code (“Section 414(q) Compensation”) from the Employer, in excess of ninety thousand dollars ($90,000) for 2002, adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code, or

(ii)	was a member of the Employee group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Section 414(q) Compensation paid during such Plan Year (“Top-Paid Group”), or

(b)	at any time during the Plan Year for which a determination is being made or at any time during the Plan Year immediately preceding the Plan Year for which a determination is being made, was a five-percent owner as described under Section 414(q)(2) of the Code.

For purposes of subsection (a)(i) above, Section 414(q) Compensation shall include amounts included under Income Tax Regulations Sections 1.415-2(d)(2)(ii) through (vi) and shall also include (A) any elective deferral (as defined in Section 402(g)(3) of the Code, and (B) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125, 132(f)(4) or 457 of the Code, but shall exclude amounts under Income Tax Regulations Section 1.415-2(d)(3), except that premiums for group-term life insurance, otherwise included thereunder, shall be excluded from compensation hereunder.

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Article I —

Definitions

Highly Compensated Employee also means a former Employee who (A) incurred a Termination of Service prior to the Plan Year of the determination, (B) is not credited with an Hour of Service during the Plan Year of the determination and (C) satisfied the requirements of subsection (a) or (b) during either the Plan Year of his Termination of Service or any Plan Year ending coincident with or subsequent to the Employee’s attainment of age fifty-five (55).

The determination of the number and identity of Employees in the Top-Paid Group, as described above in subsection (a)(ii) shall be made in accordance with Section 414(q) of the Code and regulations promulgated thereunder by the Secretary of the Treasury.

1.35	Hour of Service means the following:

(a)	each hour for which an Employee is directly or indirectly paid or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b)	each hour, for which an Employee is directly or indirectly paid or entitled to payment by the Employer for reasons (such as but not limited to vacation, sickness, jury duty, military duty or disability) other than for the performance of duties (irrespective of whether the employment relationship has terminated). These hours shall be credited to the Employee for the computation period or periods in which the nonperformance of duties occur;

(c)	each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made. These same Hours of Service shall not be credited under both subsection (a) or subsection (b), and under this of this Section (c);

(d)	Hours of Service shall be computed and credited in accordance with Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

(e)	Hours of Service shall include Affiliated Service.

Hours of Service for whom records are not maintained shall be determined on the assumption that each Employee has completed forty-five (45) Hours of Service per week for each week in which he would be required to be credited with at least one (1) Hour of Service.

1.36	Investment Funds means any and all of the Plan investment funds established for the purpose of investing contributions made to the Trust Funds in accordance with the provisions of the Trust Agreement. The property in which contributions to the Investment Funds may be invested shall be specified in the Trust Agreement, and the rights of the Trustee shall be established in accordance with the provisions of such Trust Agreement.

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Article I —

Definitions

1.37	Leased Employee means any individual (other than an Employee of the Employer or an employee of an Affiliated Employer) who, pursuant to an agreement between the Employer or any Affiliated Employer and any other person (“leasing organization”), has performed services for the Employer or any Affiliated Employer on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control by the Employer or any Affiliated Employer. A determination as to whether a Leased Employee shall be treated as an Employee of the Employer or an Affiliated Employer shall be made as follows: a Leased Employee shall not be considered an Employee of the Employer if: (a) such employee is a participant in a money purchase pension plan providing (i) a nonintegrated Employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code and Income Tax Regulations Sections 1.415-2(d)(2)(ii) through (vi), including (A) amounts contributed pursuant to a compensation reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code and (B) elective amounts that are excludable from the gross income of an Employee by reason of Section 132(f)(4) of the Code or Section 457 of the Code, but shall exclude amounts under Income Tax Regulations Section 1.415-2(d)(3), except that premiums for group-term life insurance, otherwise included thereunder, shall be excluded from compensation hereunder; (ii) immediate plan participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer’s Non-Highly Compensated Employees.

1.38	Matching Contribution Account means the separate, individual account established on behalf of a Participant to which the Matching Contributions and the “matching contributions” under the Prior Plan, if any, made on such Participant’s behalf are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.

1.39	Matching Contributions means the contributions made by the Employer pursuant to Section 3.4.

1.40	Named Fiduciaries means the Trustee and the Committee designated by the Sponsoring Employer to control and manage the operation and administration of the Plan.

1.41	Net Value means the value of an Employee’s Accounts as determined as of the Valuation Date coincident with or next following the event requiring such determination.

1.42	Non-Highly Compensated Employee means, with respect to a Plan Year, an Employee who is not a Highly Compensated Employee.

1.43	Normal Retirement Age means the date an Employee attains age sixty-five (65).

1.44	Normal Retirement Date means the first day of the month coincident with or next following the Participant’s Normal Retirement Age.

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Article I —

Definitions

1.45	One Year Break in Service means, for purposes of determining a Participant’s service pursuant to Article II, an Eligibility Computation Period during which the Employee did not complete more than five hundred (500) Hours of Service.

For purposes of determining if an Employee incurred a One Year Break in Service, if an Employee is absent from employment for maternity or paternity reasons, such Employee shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence but in no event shall more than five hundred (500) Hours of Service be credited during a computation period. Such credit shall be applied to the computation period during which such absence from employment first occurs, if such credit will prevent a One Year Break in Service, otherwise, such credit shall be applied to the immediately following computation period. An absence from employment for maternity or paternity reasons means an absence (a) by reason of pregnancy of the Employee, or (b) by reason of a birth of a child of the Employee, or (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.46	Participant means an Eligible Employee who participates in accordance with the provisions of Section 2.3, and whose participation in the Plan has not been terminated in accordance with the provisions of Section 2.4.

1.47	Participating Affiliate means any corporation that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Sponsoring Employer is a member and any unincorporated trade or business that is a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) of which the Sponsoring Employer is a member, which, with the prior approval of the Sponsoring Employer and subject to such terms and conditions as may be imposed by such Sponsoring Employer and the Trustee, shall adopt this Plan in accordance with the provisions of Section 12.8 and the Trust Agreement. Such entity shall continue to be a Participating Affiliate until such entity terminates its participation in the Plan in accordance with Section 12.8.

1.48	Plan means the Clifton Savings Bank 401(k) Savings Plan, as it may be amended from time to time.

1.49	Plan Administrator means the person or persons who have been designated as such by the Employer in accordance with the provisions of Section 8.4.

1.50	Plan Year means the calendar year.

1.51	Postponed Retirement Date means the first day of the month coincident with or next following a Participant’s date of actual retirement which occurs after his Normal Retirement Date.

1.52	Prior Plan means the Clifton Savings Bank 401(k) Savings Plan as in effect on the date immediately preceding the Restatement Date.

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Article I —

Definitions

1.53	Qualified Nonelective Contributions means contributions, other than Matching Contributions and Discretionary Employer Contributions, made by the Employer, which (a) Participants may not elect to receive in cash in lieu of their being contributed to the Plan; (b) are one hundred percent (100%) nonforfeitable when made; and (c) are not distributable under the terms of the Plan to Participants or their Beneficiaries until the earliest of:

(i)	the Participant’s death, Disability or severance from employment for other reasons;

(ii)	the Participant’s attainment of age fifty-nine and one-half (59-1/2); or

(iii)	termination of the Plan.

Special Contributions defined under Section 1.61 are Qualified Nonelective Contributions.

1.54	Restatement Date means January 1, 2010.

1.55	Retirement Date means the Participant’s Normal Retirement Date or Postponed Retirement Date, whichever is applicable.

1.56	Rollover Contribution means (a) a contribution to the Plan of money received by an Employee from a qualified plan, or (b) a contribution to the Plan of money transferred directly from another qualified plan on behalf of the Employee, which the Code permits to be rolled over into the Plan. The Plan will additionally accept eligible rollover contributions and/or direct rollovers of distributions from (i) an annuity contract described in Section 403(b) of the Code; (ii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; (iii) the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or Section 408(b) of the Code that is eligible to be rolled over and would otherwise be included in gross income; and (iv) a designated Roth contribution account under another qualified plan described in Code Section 402A(e)(1) to a Participant’s Roth Contribution Account, if implemented, upon approval by the Employer, provided the eligible rollover distribution is permitted under Code Section 402(c). After-tax contributions shall be separately accounted for under the Plan. After-tax contributions may not be rolled into the Plan from a traditional IRA.

1.57	Rollover Contribution Account means the separate, individual account established on behalf of an Employee to which his Rollover Contributions are credited together with all earnings and appreciation thereon, and against which are charged any withdrawals and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.

1.58	Roth Contribution Account, if implemented, upon approval by the Employer, means the separate, individual account established on behalf of a Participant to which Roth

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Article I —

Definitions

Contributions and Catch-Up Contributions, if any, made by the Participant are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, loans and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account. Earnings and appreciation credited on Roth Contributions are before-tax amounts.

1.59	Roth Contributions, if implemented, upon approval by the Employer, means the after-tax contributions made in accordance with the Compensation Reduction Agreements of Participants pursuant to Section 3.1. Roth Contributions shall be treated as elective deferrals for all purposes under the Plan. A Roth Contribution is an elective deferral that is:

(a)	designated irrevocably by the Participant at the time of the cash or deferral election as a Roth elective deferral that is being made instead of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan; and

(b)	treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

1.60	Shares mean shares of the Employer Stock.

1.61	Special Contributions means the contributions made by the Employer pursuant to Section 3.5. Special Contributions are Qualified Nonelective Contributions as defined under Section 1.53.

1.62	Sponsoring Employer means Clifton Savings Bank, or any successor organization which shall continue to maintain the Plan set forth herein.

1.63	Spouse means a person to whom the Employee was legally married and which marriage had not been dissolved by formal divorce proceedings that had been completed prior to the date on which payments to the Employee are scheduled to commence.

1.64	Termination of Service means the earlier of the date on which an Employee’s service is terminated by reason of his resignation, retirement, discharge, death or Disability. Notwithstanding the foregoing, effective as of January 1, 2009, an Employee performing military service while on active duty for more than thirty (30) days, who elects to receive a distribution hereunder, shall be deemed to have incurred a Termination of Service during such period and shall be eligible to receive a distribution of the vested interest in the Net Value of his Accounts. An Employee who has elected to receive a distribution hereunder, shall not be permitted to make any elective contributions or any Employee contributions for a period of six (6) months following the date of the distribution.

Service in the Armed Forces of the United States of America shall not constitute a Termination of Service but shall be considered to be a period of employment by the Employer provided that (i) such military service is caused by war or other emergency or

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Article I —

Definitions

the Employee is required to serve under the laws of conscription in time of peace, (ii) the Employee returns to employment with the Employer within six (6) months following discharge from such military service, and (iii) such Employee is reemployed by the Employer at a time when the Employee had a right to reemployment at his former position or substantially similar position upon separation from such military duty in accordance with seniority rights as protected under the laws of the United States of America. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and calculation of Years of Eligibility Service with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Notwithstanding the preceding paragraph, effective as of January 1, 2007, a Participant who dies or becomes disabled while performing qualified military service shall be deemed to be reemployed by the Employer, in accordance with his reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), on the day preceding his death or Disability, as applicable, and to have incurred a Termination of Service on the actual date of death or Disability. In the case of any such treatment, any full or partial compliance by the Plan with respect to the benefit accrual requirements with respect to such Participant shall be treated as if such compliance were required under USERRA, subject to subsections (a) and (b) below:

(a)	all Participants performing qualified military service who die or become disabled as a result of performing qualified military service prior to reemployment by the Employer, are credited with service and benefits on reasonably equivalent terms; and

(b)	the amount of Employee contributions and elective deferrals of a Participant deemed to be reemployed on the day immediately preceding death or Disability shall be determined on the basis of the Participant’s average actual Employee contributions or elective deferrals for the lesser of:

(i)	the twelve (12) month period of service with the Employer immediately preceding the qualified military service, or

(ii)	if service with the Employer is less than such twelve (12) month period, the actual length of continuous service with the Employer.

A leave of absence granted to an Employee by the Employer shall not constitute a Termination of Service provided that the Participant returns to the active service of the Employer at the expiration of any such period for which leave has been granted.

1.65	Trust Agreement means the agreement or agreements between the Employer and a Trustee pursuant to which the Trust Fund shall be held in trust.

1.66	Trustee means the Pentegra Trust Company, Portland Maine, or any successor trustee of the Plan.

1.67	Trust Fund means the Plan assets held in accordance with the Trust Agreement.

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Article I —

Definitions

1.68	Trust Fund Units means the units of measure of an Employee’s proportionate undivided beneficial interest in one or more of the Investment Funds, valued as of the close of business.

1.69	Valuation Date means each business day.

1.70	Year of Eligibility Service shall mean an Eligibility Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service.

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Article II —

Eligibility and Participation

ARTICLE II —

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility

(a)	Every Employee who was a Participant in the Prior Plan immediately prior to the Restatement Date shall continue to be a Participant on the Restatement Date.

(b)	Every other Employee who is not excluded under the provisions of Section 2.2, shall become an Eligible Employee upon satisfying each of the following conditions:

(i)	completion of one (1) Year of Eligibility Service; and

(ii)	attainment of age twenty-one (21).

(c)	For purposes of determining if an Employee completed a Year of Eligibility Service, employment with an Affiliated Employer shall be deemed employment with the Employer.

(d)	An Employee who otherwise satisfies the requirements of this Section 2.1 and who is no longer excluded under the provisions of Section 2.2 shall immediately become an Eligible Employee.

2.2	Ineligible Employees

The following classes of Employees are ineligible to participate in the Plan:

(a) Leased Employees;

(b) Employees in a unit of Employees covered by a collective bargaining agreement with the Employer pursuant to which employee benefits were the subject of good faith bargaining and which agreement does not expressly provide that Employees of such unit be covered under the Plan.

2.3	Participation

An Eligible Employee shall participate as of the first day of the month following satisfaction of the eligibility requirements set forth in Section 2.1, and either: (i) an election for Before-Tax Contributions in accordance with Section 3.1 or (ii) eligibility for Special Contributions in accordance with Section 3.5 or (iii) eligibility for Discretionary Employer Contributions in accordance with Section 3.8.

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Article II —

Eligibility and Participation

An election for Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer shall be evidenced by completing and filing the form or forms (including electronic forms) prescribed by the Committee not less than ten (10) days prior to the date participation is to commence. Such form or forms shall include, but not be limited to, a Compensation Reduction Agreement, a designation of Beneficiary, and an investment direction as described in Section 6.1. By completing and filing such form or forms, the Eligible Employee authorizes the Employer to make the applicable payroll deductions from Compensation, commencing on the first applicable payday coincident with or next following the effective date of the Eligible Employee’s election to participate. In the case of Special Contributions or Discretionary Employer Contributions, a Participant shall complete a form or forms prescribed by the Committee, designating a Beneficiary and an investment direction as described in Section 6.1.

2.4	Termination of Participation

Participation in the Plan shall terminate on the earlier of the date a Participant dies or the entire vested interest in the Net Value of such Participant’s Accounts has been distributed.

2.5	Eligibility upon Reemployment

If an Employee incurs a One Year Break in Service prior to satisfying the eligibility requirements of Section 2.1, service prior to such One Year Break in Service shall be disregarded and such Employee must satisfy the eligibility requirements of Section 2.1 as a new Employee.

If an Employee incurs a One Year Break in Service after satisfying the eligibility requirements of Section 2.1 and again performs an Hour of Service, the Employee shall be eligible to participate in the Plan immediately upon reemployment, provided such Employee is not excluded from participating under the provisions of Section 2.2.

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Article III —

Contributions and Limitations on Contributions

ARTICLE III —

CONTRIBUTIONS AND LIMITATIONS ON CONTRIBUTIONS

3.1	Elective Contributions

The Employer shall make Before-Tax Contributions and/or after-tax Roth Contributions, if implemented, upon approval by the Employer, for each payroll period in an amount equal to the amount by which a Participant’s Compensation has been reduced with respect to such period under his Compensation Reduction Agreement. Subject to the limitations set forth in Sections 3.2 and 3.12, the amount of reduction authorized by the Eligible Employee shall be limited to whole or fractional percentages of Compensation and shall not be less than one percent (1%) nor greater than twenty five percent (25%). The Before-Tax Contributions made on behalf of a Participant shall be credited to such Participant’s Before-Tax Contribution Account and shall be invested in accordance with Article VI of the Plan. The Roth Contributions, if any, made by a Participant shall be credited to such Participant’s Roth Contribution Account and shall be invested in accordance with Article VI of the Plan.

3.2	Limitations on Elective Contributions

(a)	The percentage of Elective Contributions made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Deferral Percentage for the group of such Highly Compensated Employees for the Plan Year does not exceed the greater of:

(i)	the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

(ii)	the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year, multiplied by two (2), provided, that the difference in the Average Actual Deferral Percentage for eligible Highly Compensated Employees and eligible Non-Highly Compensated Employees does not exceed two percent (2%).

The preceding Plan Year testing method can only be modified if the Plan meets the requirements for changing to current Plan Year testing as set forth in Internal Revenue Service Notice 98-1 and effective as of January 1, 2006, Code Section 401(k) and final Regulations under Section 1.401(k)-2, or any successor future guidance issued by the Internal Revenue Service.

The above subsections (i) and (ii) shall be subject to the distribution provisions of the last paragraph of Section 3.12(f).

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Article III —

Contributions and Limitations on Contributions

Reduction of Elective Contributions hereunder shall first be made from the Highly Compensated Employee’s Roth Contribution Account, followed by his Before-Tax Contribution Account.

The amount of excess Elective Contributions attributable to a given Highly Compensated Employee for a Plan Year is the amount, if any, by which the Highly Compensated Employee’s Elective Contributions taken into account under this Section 3.2 must be reduced for the Highly Compensated Employee’s Actual Deferral Ratio to equal the highest permitted Actual Deferral Ratio under the Plan. To calculate the highest permitted Actual Deferral Ratio, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced by the amount required to cause the Highly Compensated Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. If a lesser reduction would satisfy the Actual Deferral Percentage test, only this lesser reduction is used in determining the highest permitted Actual Deferral Ratio.

The process described in the preceding paragraph must be repeated until the Actual Deferral Percentage test is satisfied. The sum of all reductions for all Highly Compensated Employees determined under the preceding paragraph is the total amount of excess Elective Contributions for the Plan Year.

For purposes of this Section 3.2, the Actual Deferral Ratio of an eligible Employee for a Plan Year is the sum of the Employee’s Elective Contributions taken into account for such year, and the Special Contributions taken into account for such year, divided by the Employee’s Compensation taken into account for such year. For purposes of this Section 3.2(a), Compensation means compensation as defined under Regulations Section 1.414(s)-1(c)(2) and (4), including the Employee’s wages, salary, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer to the extent that such amounts are includible in gross income, (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, but excluding contributions made by the Employer to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, and other amounts which receive special tax benefits. If no Elective Contributions or Special Contributions are taken into account for the eligible Employee for the Plan Year, the eligible Employee’s Actual Deferral Ratio is equal to zero (0).

If Elective Contributions made on behalf of a Participant during any Plan Year exceed the maximum amount applicable to a Participant as set forth above, any such contributions, including any earnings thereon as determined under Section

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Article III —

Contributions and Limitations on Contributions

3.9, shall be characterized as Compensation payable to the Participant and shall be paid to the Participant from his Before-Tax Contribution Account and/or Roth contribution Account, as applicable, no later than two and one-half (2-1/2) months after the close of such Plan Year For years beginning after 2005, distribution of excess Elective Contributions for a year shall be made to the Participant first from his Before-Tax Contribution Account, then from his Roth Contribution Account, if implemented, upon approval by the Employer, or a combination of both his Before-Tax Contribution Account and Roth Contribution Account, unless the Participant specifies otherwise.

Effective for Plan Years commencing on or after January 1, 2007, Excess Elective Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess Elective Contributions is the sum of: (i) gain or loss allocable to the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account, if implemented, for the taxable year multiplied by a fraction, the numerator of which is such Participant’s excess Elective Contributions for the year and the denominator is the Participant’s Account balance attributable to Elective Contributions without regard to any gain or loss occurring during such taxable year; and (ii) ten percent (10%) of the amount determined under subsection (i) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution “gap period,” counting the month of distribution if distribution occurs after the fifteenth (15th) of such month. Effective for Plan Years commencing on or after January 1, 2008, an adjustment for gain or loss for the gap period shall no longer be required, provided this exclusion of gain or loss is non-discriminatory and is applied consistently to all Participants.

If Elective Contributions during any Plan Year exceed the maximum amount applicable to a Participant as set forth above, any Matching Contributions, including any earnings thereon as determined under Section 3.9, that are attributable to Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer, which are returned to the Participant as provided hereunder, shall be treated as Forfeitures under Section 4.2.

The amount of excess Elective Contributions to be distributed or recharacterized shall be reduced by excess Elective Contributions previously distributed for the taxable year ending in the same Plan Year and excess Elective Contributions to be distributed for a taxable year shall be reduced by excess Elective Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

Notwithstanding the foregoing, such excess Elective Contributions, in excess of any of the limits set forth in Regulations Section 1.414(v)-1(b)(1), however not in excess of the limit under Regulations Section 1.414(v)-1(c)(2)(i), shall instead of being distributed or recharacterized, be treated as Catch-Up Contributions, as described under Section 3.6, as determined on the last day of the Plan Year.

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Article III —

Contributions and Limitations on Contributions

In the event that the Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with the Plan, then this Section 3.2 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan.

If any Highly Compensated Employee is a Participant in two (2) or more cash or deferred arrangements of the Employer, for purposes of determining the Actual Deferral Percentage with respect to such Highly Compensated Employee, all cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement.

Effective as of January 1, 2006, in the event the Plan is disaggregated into separate plans under the rules of Section 410(b) of the Code, then each separate plan can apply a different testing method.

Effective as of January 1, 2006, additional Before-Tax Contributions that are made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code, shall not be taken into account under the Actual Deferral Percentage test.

Effective as of January 1, 2006, Special Contributions may be taken into account in determining the Actual Deferral Ratio for an Eligible Employee for a Plan Year, but only to the extent such Special Contributions satisfy the requirements set forth in Sections 1.401(k)-2(a)(6)(i), (ii), (iii) and (iv) of the Treasury regulations.

(b)	Elective Contributions, as described under Section 3.1, and any elective deferrals (as defined under Section 402(g) of the Code) under all other plans, contracts or arrangements of the Employer may be adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code. This Section 3.2(b) shall be subject to the distribution provisions of the last paragraph of Section 3.12(f).

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.6, if applicable.

(c)

If Elective Contributions made on behalf of a Participant during any Plan Year exceed the dollar limitation set forth in subsection (b), such contributions, including any earnings thereon as determined under Section 3.9, shall be characterized as Compensation payable to the Participant and shall be paid to the Participant from his Before-Tax Contribution Account no later than April 15th of

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Article III —

Contributions and Limitations on Contributions

the calendar year following the close of such Plan Year. For years beginning after 2005, distribution of excess Elective Contributions for a year shall be made to the Participant first from his Before-Tax Contribution Account, then from his Roth Contribution Account, if implemented, upon approval by the Employer, or a combination of both his Before-Tax Contribution Account and Roth Contribution Account, unless the Participant specifies otherwise.

Effective for Plan Years commencing on or after January 1, 2007, excess elective deferrals shall be adjusted for any gain or loss up to the date of distribution. The gain or loss allocable to such excess elective deferrals is the sum of: (i) gain or loss allocable to the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account, if implemented, for the taxable year multiplied by a fraction, the numerator of which is such Participant’s excess elective contributions for the year and the denominator is the Participant’s Account balance attributable to elective deferrals without regard to any gain or loss occurring during such taxable year; and (ii) ten percent (10%) of the amount determined under subsection (i) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution “gap period,” counting the month of distribution if distribution occurs after the fifteenth (15th) of such month. Effective for Plan Years commencing on or after January 1, 2008, an adjustment for gain or loss for the gap period shall no longer be required, provided this exclusion of gain or loss is non-discriminatory and is applied consistently to all Participants.

If Elective Contributions during any Plan Year exceed the maximum dollar amount applicable to a Participant as set forth in subsection (b), any Matching Contributions, including any earnings thereon as determined under Section 3.9, that are attributable to Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer, which are returned to the Participant as provided hereunder, shall be treated as Forfeitures under Section 4.2.

(d)	Subject to the requirements of Sections 401(a) and 401(k) of the Code, the maximum amounts under subsections (a) and (b) may differ in amount or percentage as between individual Participants or classes of Participants, and any Compensation Reduction Agreement may be terminated, amended, or suspended without the consent of any such Participant or Participants in order to comply with the provisions of such subsections (a) and (b).

3.3	Changes in Elective Contributions

Unless (a) an election is made to the contrary, or (b) a Participant receives a Hardship distribution pursuant to Section 7.3(c)(iii), the percentage of Elective Contributions made under Section 3.1 shall continue in effect so long as the Participant has a Compensation Reduction Agreement in force. A Participant may, by completing the applicable form (including an electronic version), prospectively increase or decrease the rate of Elective Contributions to any of the percentages authorized under Section 3.1 or suspend Elective

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Article III —

Contributions and Limitations on Contributions

Contributions without withdrawing from participation in the Plan. Such election must be filed at least ten (10) days prior to the first day of the payroll period with respect to which such change is to become effective. A Participant who has Elective Contributions suspended may resume such contributions by completing and filing the applicable form (including an electronic version). Not more often than once during any calendar quarter may an election be made which would prospectively increase, decrease, suspend or resume Elective Contributions of a Participant. A Participant may terminate his Elective Contributions at any time.

Elective Contributions based on Compensation for the period during which such contributions had been suspended or decreased may not be made up at a later date.

3.4	Matching Contributions

(a)	The Employer shall make contributions on behalf of each Participant in an amount equal to fifty percent (50%) of up to the first four and one-half percent (4.5%) of such Participant’s Compensation.

(b)	Matching Contributions shall be credited to the Participant’s Matching Contribution Account and shall be invested in accordance with Article VI of the Plan.

(c)	If a Participant terminates his Elective Contributions, Matching Contributions attributable to such contributions will also cease. If Elective Contributions are suspended, the Matching Contributions attributable to such contributions will be suspended for the same period. Subject to the limitations set forth in subsection (a), if Elective Contributions are increased or decreased, Matching Contributions attributable to such contributions will be increased or decreased during the same period. Matching Contributions for the period during which Elective Contributions had been suspended or decreased may not be made up at a later date.

(d)	Matching Contributions may be reviewed and modified by the Employer’s Board, from time to time.

3.5	Special Contributions

In addition to any other contributions, the Employer may, in its discretion, make Special Contributions for a Plan Year to the Before-Tax Contribution Account of any Eligible Employees. Such Special Contributions may be limited to the amount necessary to insure that the Plan complies with the requirements of Section 401(k) of the Code. The Special Contributions made on behalf of a Participant shall be invested in accordance with Article VI of the Plan.

The Employer may provide that Special Contributions be made only on behalf of each Eligible Employee who is a Non-Highly Compensated Employee on the last day of the Plan Year. Such Special Contributions shall be allocated in proportion to each such Eligible Employee’s Compensation for the Plan Year. In addition, under the preceding

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Article III —

Contributions and Limitations on Contributions

Plan Year testing method as described in Section 3.2(a), in order to be taken into account in calculating the Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year, Special Contributions must be contributed no later than the end of the twelve (12) month period immediately following the preceding Plan Year, even though the preceding Plan Year is different than the Plan Year being tested.

Any other provision of the Plan to the contrary notwithstanding, no Matching Contributions shall be made with respect to any Special Contributions.

3.6	Catch-Up Contributions

Effective for taxable years beginning after December 31, 2001, all Employees who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year, shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of Section 3.2(b) implementing the required limitations of Section 402(g) of the Code and Section 3.12 implementing the required limitations of Section 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

Catch-Up Contributions shall be credited to an Employee’s Before-Tax Contribution Account or Roth Contribution Account, if implemented, upon approval by the Employer, as applicable, and shall be invested in accordance with Article VI of the Plan.

3.7	Limitation on Matching Contributions

The Actual Contribution Percentage made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Contribution Percentage for the group of such Highly Compensated Employees for the Plan Year shall not exceed the greater of:

(a)	the Average Actual Contribution Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25, or

(b)	the Average Actual Contribution Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year Plan Year, multiplied by two (2), provided, that the difference in the Average Actual Contribution Percentage for Highly Compensated Employees and Non-Highly Compensated Employees does not exceed two percent (2%).

The preceding Plan Year testing method can only be modified if the Plan meets the requirements for changing to current Plan Year testing as set forth in Internal Revenue Service Notice 98-1 and effective as of January 1, 2006, Code Section 401(m) and final Regulations under Section 1.401(m)-2, or any successor future guidance issued by the Internal Revenue Service.

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Article III —

Contributions and Limitations on Contributions

The above subsections (a) and (b) shall be subject to the distribution provisions of the last paragraph of Section 3.12(f).

The amount of excess Matching Contributions attributable to a given Highly Compensated Employee for a Plan Year is the amount, if any, by which the Highly Compensated Employee’s Matching Contributions taken into account under this Section 3.7 must be reduced for the Highly Compensated Employee’s Actual Contribution Ratio to equal the highest permitted Actual Contribution Ratio under the Plan. To calculate the highest permitted Actual Contribution Ratio, the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced by the amount required to cause the Highly Compensated Employee’s Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. If a lesser reduction would satisfy the Actual Contribution Percentage test, only this lesser reduction applies.

The process described in the preceding paragraph must be repeated until the Actual Contribution Percentage test is satisfied. The sum of all reductions for all Highly Compensated Employees determined under the preceding paragraph is the total amount of excess Matching Contributions for the Plan Year.

For purposes of this Section 3.7, the Actual Contribution Ratio of an eligible Employee for a Plan Year is the sum of the Employee’s Matching Contributions taken into account for such year, and the Special Contributions taken into account for such year, divided by the Employee’s Compensation taken into account for such year. If no Employee contributions, Matching Contributions Elective Contributions or Special Contributions are taken into account for the eligible Employee for the Plan Year, the eligible Employee’s Actual Contribution Ratio is equal to zero (0).

If Matching Contributions during any Plan Year exceed the maximum amount applicable to a Participant as set forth above, any such contributions, including any earnings thereon as determined under Section 3.9, shall, whether or not vested, be treated as Forfeitures under Section 4.2.

In the event that the Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with the Plan, then this Section 3.7 shall be applied by determining the Actual Contribution Percentages of Eligible Employees as if all such plans were a single plan.

If any Highly Compensated Employee is a Participant in two (2) or more plans of the Employer, for purposes of determining the Actual Contribution Percentage with respect to such Highly Compensated Employee, all such plans shall be treated as one (1) plan.

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Article III —

Contributions and Limitations on Contributions

Effective as of January 1, 2006, in the event the Plan is disaggregated into separate plans under the rules of Section 410(b) of the Code, then each separate plan can apply a different testing method.

Effective as of January 1, 2006, additional Matching Contributions and employee contributions that are made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code, shall not be taken into account under the Actual Contribution Percentage test.

Effective as of January 1, 2006, a Matching Contribution, with respect to an elective deferral for a Non-Highly Compensated Employee, if any, may not be taken into account under the Actual Contribution Percentage test to the extent it exceeds the greatest of:

(I)	five percent (5%) of Compensation;

(II)	the Participant’s elective deferrals for a Plan Year; and

(III)	the product of two (2) times the Plan’s representative matching rate and the Participant’s elective deferrals for a Plan Year.

For purposes of the preceding paragraph, the Plan’s representative matching rate is the lowest matching rate for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year who make elective deferrals for the Plan Year (or, if greater, the lowest matching rate for all eligible Non-Highly Compensated Employees who are employed by the Employer on the last day of the Plan Year and who make elective deferrals for the Plan Year). The matching rate for a Participant generally is the matching contributions made for such Participant divided by the Participant’s elective deferrals for the Plan Year. If the matching rate is not the same for all levels of elective deferrals for a Participant, the Participant’s matching rate is determined assuming that a Participant’s elective deferrals are equal to six percent (6%) of Compensation.

3.8	Discretionary Employer Contributions

(a)	Subject to the limitations of Section 3.12, the Employer may, in its sole and absolute discretion, make Discretionary Employer Contributions to the Plan for a Plan Year. Discretionary Employer Contributions shall be a specified dollar amount, determined by the Board, apportioned pro rata, based on each Participant’s Compensation, among all Participants who are in the employ of the Employer on the last day of the Plan Year and who have completed at least one thousand (1,000) Hours of Service during such Plan Year.

(b)	The Discretionary Employer Contributions allocated to each Participant shall be credited to such Participant’s Discretionary Employer Contribution Account and shall be invested in accordance with Article VI of the Plan. Any and all withdrawals, distributions or payments from a Participant’s Discretionary Employer Contribution Account shall be made in accordance with Article VII of the Plan.

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Article III —

Contributions and Limitations on Contributions

3.9	Interest on Excess Contributions

In the event Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer and/or Matching Contributions made on behalf of a Participant during a Plan Year exceed the maximum allowable amount as described in Section 3.2(a), 3.2(b) or 3.7 (“Excess Contributions”) and such Excess Contributions and earnings thereon are payable to the Participant under the applicable provisions of the Plan, earnings on such Excess Contributions for the period commencing with the first day of the Plan Year in which the Excess Contributions were made and ending with the date of payment to the Participant (“Allocation Period”) shall be determined in accordance with the provisions of this Section 3.9.

The earnings allocable to excess Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer, for an Allocation Period shall be equal to the sum of (a) plus (b) where (a) and (b) are determined as follows:

(a)	The amount of earnings attributable to the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account, if any for the Plan Year multiplied by a fraction, the numerator of which is the excess Before-Tax Contributions and Special Contributions and/or Roth Contributions, if any for the Plan Year, and the denominator of which is the sum of (i) the Net Value of the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account, if any as of the last day of the immediately preceding Plan Year and (ii) the contributions (including the Excess Contributions) made to the Before-Tax Contribution Account and/or Roth Contribution Account, if any on the Participant’s behalf during such Plan Year.

(b)	The amount of earnings attributable to the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account, if implemented, upon approval by the Employer for the period commencing with the first day of the Plan Year in which payment is made to the Participant and ending with the date of payment to the Participant multiplied by a fraction, the numerator of which is the excess Before-Tax Contributions and Special Contributions and/or Roth Contributions if any made to the Before-Tax Contribution Account and/or Roth Contribution Account, if any on the Participant’s behalf during the Plan Year immediately preceding the Plan Year in which the payment is made to the Participant, and the denominator of which is the Net Value of the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account, if any on the first day of the Plan Year in which the payment is made to the Participant.

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Article III —

Contributions and Limitations on Contributions

The earnings allocable to excess Matching Contributions for an Allocation Period shall be equal to the sum of (A) and (B) where (A) and (B) are determined as follows:

(A)	The amount of earnings attributable to the Participant’s Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the excess Matching Contributions for the Plan Year, and the denominator of which is the sum of (I) the Net Value of the Participant’s Matching Contribution Account as of the last day of the immediately preceding Plan Year and (II) the contributions (including the Excess Contributions) made to the Matching Contribution Account on the Participant’s behalf during such Plan Year.

(B)	The amount of earnings attributable to the Participant’s Matching Contribution Account for the period commencing with the first day of the Plan Year in which payment is made to the Participant and ending with the date of payment to the Participant multiplied by a fraction, the numerator of which is the excess Matching Contributions made to the Matching Contribution Account on the Participant’s behalf during the Plan Year immediately preceding the Plan Year in which the payment is made to the Participant, and the denominator of which is the Net Value of the Participant’s Matching Contribution Account on the first day of the Plan Year in which the payment is made to the Participant.

3.10	Payment of Contributions

As soon as possible after each payroll period, but not less often than once a month, the Employer shall deliver to the Trustee: (a) the Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer, required to be made to the Trust Fund during such payroll period under the applicable Compensation Reduction Agreements, (b) Catch-Up Contributions, if any, that a Participant, who is eligible under Section 3.6, has elected to make to the Trust Fund during such payroll period, and (c) the amount of all Matching Contributions required to be made to the Trust Fund for such payroll period.

Special Contributions and Discretionary Employer Contributions shall be forwarded by the Employer to the Trustee no later than the time for filing the Employer’s federal income tax return, plus any extensions thereon, for the Plan Year to which they are attributable.

3.11	Rollover Contribution

Subject to such terms and conditions as may from time to time be established by the Committee, and the Trustee, an Employee, whether or not a Participant, may contribute a Rollover Contribution to the Trust Fund; provided, however, that such Employee shall submit a written certification, in form and substance satisfactory to the Committee, that the contribution qualifies as a Rollover Contribution. The Committee shall be entitled to rely on such certification and shall accept the contribution on behalf of the Trustee. Rollover Contributions shall be credited to an Employee’s Rollover Contribution Account and shall be invested in accordance with Article VI of the Plan.

Subject to the requirements of Section 401(a)(11) and Section 417 of the Code, if applicable, and the provisions set forth in Section 7.9 and under Section 72(t) of the

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Article III —

Contributions and Limitations on Contributions

Code, an Employee may request, at any time, to receive a distribution from his Rollover Contribution Account in the form of a withdrawal, pursuant to Section 7.2 or a distribution pursuant to Section 7.5 or 7.6, as applicable.

3.12	Section 415 Limits on Contributions

(a)	For purposes of this Section 3.12, the following terms and phrases shall have the meanings hereafter ascribed to them:

(i)	“Annual Additions” shall mean the sum of the following amounts credited to a Participant’s Accounts for the Limitation Year: (A) Employer contributions, including Before-Tax Contributions, Matching Contributions and Discretionary Employer Contributions; (B) Roth Contributions, if implemented, upon approval by the Employer any other Employee contributions; (C) forfeitures; (D)(1) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and (2) amounts derived from contributions, paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as defined in Section 419(e) of the Code, maintained by the Employer; and (E) amounts allocated under a simplified employee pension plan are treated as Annual Additions. Annual Additions include the following contributions credited to a Participant’s Accounts for the Limitation Year, regardless of whether such contributions have been distributed to the Participant:

(I)	Before-Tax Contributions and/or Roth Contributions, which exceed the limitations set forth in Section 3.2(a);

(II)	Before-Tax Contributions and/or Roth Contributions, if any made on behalf of a Highly Compensated Employee which exceed the limitations set forth in Section 3.2(b); and

(III)	Matching Contributions made on behalf of a Highly Compensated Employee which exceed the limitations set forth in Section 3.7.

Notwithstanding the foregoing, effective for Limitation Years beginning on or after January 1, 2002, Annual Additions shall not include restorative payments. For purposes of this Section, a restorative payment shall mean a payment made to restore losses under the Plan which result from actions by a fiduciary for which there is a reasonable risk of liability for breach of a fiduciary duty under Title I of ERISA or other applicable federal or state laws, where Participants who are similarly situated are treated similarly with respect to such payments.

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Article III —

Contributions and Limitations on Contributions

(ii)	“Current Accrued Benefit” shall mean a Participant’s annual accrued benefit under a defined benefit plan, determined in accordance with the meaning of Section 415(b)(2) of the Code, as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987. In determining the amount of a Participant’s Current Accrued Benefit, the following shall be disregarded:

(A)	any change in the terms and conditions of the defined benefit plan after May 5, 1986; and

(B)	any cost of living adjustment occurring after May 5, 1986.

(iii)	“Defined Benefit Plan” and “Defined Contribution Plan” shall have the meanings set forth in Section 415(k) of the Code.

(iv)	“Limitation Year” shall mean the calendar year. Effective for Limitation Years commencing on or after July 1, 2007, if the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan shall be deemed to have changed the Limitation Year, and the Code Section 415(c)(1)(A) dollar limit shall be prorated for the short Limitation Year.

(v)	“Section 415 Compensation” shall be, for Limitation Years beginning prior to July 1, 2007, a Participant’s remuneration as defined in Income Tax Regulations Sections 1.415-2(d)(2), (3) and (6). For purposes of this Section, effective for Limitation Years commencing after December 31, 1997, Section 415 Compensation shall include (A) any elective deferral (as defined in Section 402(g)(3) of the Code, and (B) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code.

For purposes of applying the Limitations described in this Section 3.12, compensation paid or made available during such Limitation Years shall include elective amounts that are not includable in the gross income of an Employee by reason of Section 132(f)(4) of the Code.

“Section 415 Compensation” shall be, for Limitation Years beginning on or after July 1, 2007, a Participant’s wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Income Tax Regulations Section 1.62-2(c)), and excluding the following:

(A)	Employer contributions (other than elective contributions described in Code Section 402(e)(3), Section 408(k)(6), Section 408(p)(2)(A)(i), or Section 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) or a simple retirement account described in Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for purposes of Code Section 415, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received during the year by an Employee pursuant to a nonqualified unfunded deferred compensation plan are considered as compensation for purposes of Code Section 415 in the year in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee’s gross income;

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Article III —

Contributions and Limitations on Contributions

(B)	Amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Income Tax Regulations Section 1.421-1(b)), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)	Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(D)	Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125);

(E)	Other items of remuneration that are similar to any of the items listed in (A) through (D).

Except as provided herein, for Limitation Years beginning after December 31, 1991, compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year. Compensation for a Limitation Year shall include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no compensation is included in more than one Limitation Year.

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Article III —

Contributions and Limitations on Contributions

For Limitation Years beginning on or after July 1, 2007, compensation for a Limitation Year shall also include compensation paid by the later of two and one-half (2- 1⁄2) months after an Employee’s severance from employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of the Employee’s severance from employment with the Employer maintaining the Plan, if:

(I)	the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer;

(II)	the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or

(III)	the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of two and one-half (2- 1⁄2) months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except for payments to an individual who does not currently perform services for the employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; or compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3).

Back pay, within the meaning of Income Tax Regulations Section 1.415(c)-2(g)(8), shall be treated as compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

For Limitation Years beginning after December 31, 1997, compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in compensation but for an election under Code Sections 125(a), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

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Article III —

Contributions and Limitations on Contributions

For Limitation Years beginning after December 31, 1997, compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

For Limitation Years beginning after December 31, 2001, compensation shall also include deemed Code Section 125 compensation. Deemed Code Section 125 compensation is an amount that is excludable under Code Section 106 that is not available to a Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed Code Section 125 compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

(b)	For purposes of applying the Section 415 limitations, the Employer and all members of a controlled group of corporations (as defined under Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined under Section 414(c) of the Code as modified by Section 415(h) of the Code), all affiliated service groups (as defined under Section 414(m) of the Code) of which the Employer is a member, any leasing organization (as defined under Section 414(n) of the Code) that employs any person who is considered an Employee under Section 414(n) of the Code and any other group provided for under any and all Income Tax Regulations promulgated by the Secretary of the Treasury under Section 414(o) of the Code, shall be treated as a single employer.

(c)	If the Employer maintains more than one qualified Defined Contribution Plan on behalf of its Employees, such plans shall be treated as one Defined Contribution Plan for purposes of applying the Section 415 limitations of the Code.

(d)	The Annual Additions that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	forty thousand dollars ($40,000), as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or

(ii)	one hundred percent (100%) of the Participant’s Section 415 Compensation for the Limitation Year.

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Article III —

Contributions and Limitations on Contributions

The compensation limit referred to in subsection (ii), above, shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(e)	If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual Compensation, a reasonable error in determining the amount of elective deferrals that may be made with respect to any Participant, or as otherwise permitted by the Internal Revenue Service, the Annual Additions to a Participant’s Accounts for a Limitation Year exceed the limitation set forth in subsection (d) above during the Limitation Year, any or all of the following contributions on behalf of such Participant shall be immediately adjusted to that amount which will result in such Annual Additions not exceeding the limitation set forth in subsection (d):

(i)	Discretionary Employer Contributions;

(ii)	Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer;

(iii)	Special Contributions; and

(iv)	Matching Contributions.

(f)	For Limitation Years beginning prior to July 1, 2007, if the Annual Additions to a Participant’s Accounts for a Limitation Year exceed the limitations set forth in subsection (d) above at the end of a Limitation Year, such excess amounts shall not be treated as Annual Additions in such Limitation Year but shall instead be treated in accordance with the following:

(i)	such excess amounts shall be used to reduce the Elective Contributions, Discretionary Employer Contributions, Matching Contributions and/or Special Contributions to be made on behalf of such Participant in the succeeding Limitation Year, provided that such Participant is an Eligible Employee during such succeeding Limitation Year. If such Participant is not an Eligible Employee or ceases to be an Eligible Employee during such succeeding Limitation Year, any remaining excess amounts from the preceding Limitation Year shall be allocated during such succeeding Limitation Year to each Participant then actively participating in the Plan. Such allocation shall be in proportion to the Elective Contributions made to date on his behalf for such Limitation Year, or the prior Limitation Year with respect to an allocation as of the beginning of a Limitation Year, before any other contributions are made in such succeeding Limitation Year; or

(ii)	such excess amounts may be reduced by the distribution of such Participant’s Elective Contributions to such Participant.

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Article III —

Contributions and Limitations on Contributions

The Employer will, at the end of the Limitation Year in which such excess amounts were made, choose the manner in which to treat such excess amounts on a uniform and nondiscriminatory basis on behalf of all affected Participants. If such excess amounts are reduced by the distribution described in subsection (ii), the amounts of such distribution shall not be taken into account for purposes of Sections 3.2(a)(i) and (ii), 3.7(a) and (b), or in determining the limitation in Section 3.2(b). In addition, any Matching Contributions attributable to such amounts shall constitute Forfeitures as described in Section 4.2.

For Limitation Years beginning on or after July 1, 2007, if the Annual Additions are exceeded for any Participant, then the Employer may only correct such excess in accordance with the Employee Plans Compliance Resolution System (“EPCRS”) as set for in Revenue Procedure 2006-27 or any superseding guidance.

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Article IV —

Vesting and Forfeitures

ARTICLE IV —

VESTING AND FORFEITURES

4.1	Vesting

An Employee shall always be fully vested in the Net Value of his Before-Tax Contribution Account, the Net Value of his Roth Contribution Account, if implemented, upon approval by the Employer, the Net Value of his Matching Contribution Account, the Net Value of his Discretionary Employer Contribution Account, and the Net Value of his Rollover Contribution Account.

4.2	Forfeitures

With respect to a Participant’s Matching Contribution Account, anything in Section 4.1 to the contrary notwithstanding, any Matching Contribution forfeited in accordance with the tenth paragraph of Section 3.2(a), the third paragraph of Section 3.2(c), the seventh paragraph of Section 3.7 or the second paragraph of Section 3.12(f), shall be applied to reduce the amount of subsequent Matching Contributions otherwise required to be made.

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Article V —

Trust Fund, Investment Funds And Voting Rights

ARTICLE V —

TRUST FUND, INVESTMENT FUNDS AND VOTING RIGHTS

5.1	Trust Fund

The Employer has adopted the Trust Agreement as the funding vehicle with respect to the Investment Funds.

All contributions forwarded by the Employer to the Trustee pursuant to the Trust Agreement shall be held by the Trustee in trust and shall be invested as provided in Article VI and in accordance with the terms and provisions of the Trust Agreement.

All assets of the Plan shall be held for the exclusive benefit of Participants, Beneficiaries or other persons entitled to benefits. No part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Beneficiaries or other persons entitled to benefits and for defraying reasonable administrative expenses of the Plan and Trust Fund. No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

The Trustee shall invest and reinvest the Trust Fund, and the income therefrom, without distinction between principal and income, in accordance with the terms and provisions of the Trust Agreement. The Trustee may maintain such part of the Trust Fund in cash uninvested as it shall deem necessary or desirable. The Trustee shall be the owner of and have title to all the assets of the Trust Fund and shall have full power to manage the same, except as otherwise specifically provided in the Trust Agreement.

The Trustee may charge Participants an asset-based or other administrative fee in connection with the offering of certain Investment Funds available to Plan Participants. This fee, if applicable, is in addition to administrative expenses of the Plan paid by the Employer.

5.2	Interim Investments

The Trustee may temporarily invest any amounts designated for investment in the Sunrise Retirement Diversified Income Fund collective investment fund or another qualified default investment alternative designated by the Committee or the Plan Administrator, in accordance with final Department of Labor Regulation 2550.404c-5.

5.3	Account Values

The Net Value of the Accounts of an Employee means the sum of the total Net Value of each Account maintained on behalf of the Employee in the Trust Fund as determined as of the Valuation Date coincident with or next following the event requiring the determination of such Net Value. The assets of any Account shall consist of the Trust

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Article V —

Trust Fund, Investment Funds And Voting Rights

Fund Units credited to such Account. The applicable Trust Fund Units shall be valued from time to time by the Trustee, in accordance with the Trust Agreement, but not less often than monthly. On the basis of such valuations, each Employee’s Accounts shall be adjusted to reflect the effect of income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions during the period ending on the applicable Valuation Date.

Upon receipt by the Trustee of Before-Tax Contributions, Roth Contributions, if implemented, upon approval by the Employer, Matching Contributions, and, if applicable, Discretionary Employer Contributions, Rollover Contributions and Special Contributions, and Catch-Up Contributions such contributions shall be applied to purchase for such Employee’s Account (a) Trust Fund Units other than Trust Fund Units of the Clifton Savings Bancorp, Inc. Stock Fund, using the value of such Trust Fund Units as of the close of business on the date received and (b) Trust Fund Units of the Clifton Savings Bancorp, Inc. Stock Fund using the value of such Trust Fund Units as of the close of business on the date received. Whenever a distribution or withdrawal is made to a Participant, Beneficiary or other person entitled to benefits, the appropriate number of Trust Fund Units credited to such Employee shall be reduced accordingly and each such distribution or withdrawal shall be charged against the Trust Fund Units of the Investment Funds of such Employee pro rata according to their respective values.

For the purposes of this Section 5.3, fractions of Trust Fund Units as well as whole Trust Fund Units may be purchased or redeemed for the Account of an Employee.

5.4	Voting Rights

Each participant with Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund shall have the right to participate confidentially in the exercise of voting rights appurtenant to shares held in such Investment Fund, provided that such person had Trust Fund Units in such Account as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. Such participation shall be achieved by completing and filing with the inspector of elections, or such other person who shall be independent of the issuer of shares as the Committee shall designate, at least ten (10) days prior to the date of the meeting of holders of shares at which such voting rights will be exercised, a written direction in the form and manner prescribed by the Committee. The inspector of elections, or other such person designated by the Committee shall tabulate the directions given on a strictly confidential basis, and shall provide the Committee with only the final results of the tabulation. The final results of the tabulation shall be followed by the Committee in the direction as to the manner in which such voting rights shall be exercised. As to each matter in which the holders of shares are entitled to vote:

(a)	a number of affirmative votes shall be cast equal to the product of:

(i)	the total number of shares held in the Clifton Savings Bancorp, Inc. Stock Fund as of the applicable record date; and

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Article V —

Trust Fund, Investment Funds And Voting Rights

(ii)	a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund of all persons directing that an affirmative vote be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund of all persons directing that an affirmative or negative vote be cast; and

(b)	a number of negative votes shall be cast equal to the product of:

(i)	the total number of shares held in the Clifton Savings Bancorp, Inc. Stock Fund as of the applicable record date; and

(ii)	a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund of all persons directing that a negative vote be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund of all persons directing that an affirmative or negative vote be cast.

The Committee shall furnish, or cause to be furnished, to each person with Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund, all annual reports, proxy materials and other information known to have been furnished by the issuer of the shares or by any proxy solicitor, to the holders of shares.

5.5	Tender Offers and Other Offers

Each Participant with Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund shall have the right to participate confidentially in the response to a tender offer, or any other offer, made to the holders of shares generally, to purchase, exchange, redeem or otherwise transfer shares; provided that such person has Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to such tender or other offer. Such participation shall be achieved by completing and filing with the inspector of elections, or such other person who shall be independent of the issuer of shares as the Committee shall designate, at least ten (10) days prior to the last day for delivering shares or otherwise responding to such tender or other offer, a written direction in the form and manner prescribed by the Committee. The inspector of elections, or other such person designated by the Committee shall tabulate the directions given on a strictly confidential basis, and shall provide the Committee with only the final results of the tabulation. The final results of the tabulation shall be followed by the Committee in the direction as to the number of shares to be delivered. On the last day for delivering shares or otherwise responding to such tender or other offer, a number of shares equal to the product of:

(a)	the total number of shares held in the Clifton Savings Bancorp, Inc. Stock Fund; and

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Article V —

Trust Fund, Investment Funds And Voting Rights

(b)	a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to such tender or other offer) of the Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund of all persons directing that shares be delivered in response to such tender or other offer, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to such tender or other offer) of the Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund of all persons directing that shares be delivered or that the delivery of shares be withheld;

shall be delivered in response to such tender or other offer. Delivery of the remaining shares then held in the Clifton Savings Bancorp, Inc. Stock Fund shall be withheld. The Committee shall furnish, or cause to be furnished, to each person whose Account is invested in whole or in part in the Clifton Savings Bancorp, Inc. Stock Fund, all information concerning such tender offer furnished by the issuer of shares, or information furnished by or on behalf of the person making the tender or such other offer.

5.6	Dissenters’ Rights

Each Participant with Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund shall have the right to participate confidentially in the decision as to whether to exercise the Dissenters’ rights appurtenant to shares held in such Investment Fund, provided that such person had Trust Fund Units in such Fund as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. Such participation shall be achieved by completing and filing with the inspector of elections, or such other person who shall be independent of the issuer of shares as the Committee shall designate, at least ten (10) days prior to the date of the meeting of holders of shares at which such dissenters’ rights will be exercised, a written direction in the form and manner prescribed by the Committee. The inspector of elections, or other such person designated by the Committee shall tabulate the directions given on a strictly confidential basis, and shall provide the Committee with only the final results of the tabulation. The final results of the tabulation shall be followed by the Committee in the direction as to the manner in which such dissenters’ rights shall be exercised. As to each matter in which the holders of shares are entitled to exercise dissenters’ rights, the number of shares for which dissenters’ rights will be exercised shall be equal to the product of:

(a)	the total number of shares held in the Clifton Savings Bancorp, Inc. Stock Fund as of the applicable record date; and

(b)

a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the Trust Fund Units in the Clifton Savings Bancorp, Inc. Stock Fund of all person

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Article V —

Trust Fund, Investment Funds And Voting Rights

directing that the dissenters’ rights appurtenant to which shares be exercised, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of all of the Trust Fund Units of the Clifton Savings Bancorp, Inc. Stock Fund.

Dissenters’ rights shall not be exercised with respect to the remaining shares held in the Clifton Savings Bancorp, Inc. Stock Fund.

5.7	Power to Invest in Employer Securities

The Committee may direct that Trustee to acquire or hold any security issued by the Employer or any Affiliated Employer which is a “qualifying employer security” as such term is defined under ERISA and to invest that portion of the assets of the Trust Fund in such securities.

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Article VI —

Investment Directions, Changes Of Investment Directions

And Transfers Between Investment Funds

ARTICLE VI —

INVESTMENT DIRECTIONS, CHANGES OF INVESTMENT DIRECTIONS AND TRANSFERS BETWEEN INVESTMENT FUNDS

6.1	Investment Directions

Upon electing to participate, each Participant shall direct that the contributions made to his Accounts shall be applied to purchase Trust Fund Units in any one or more of the Investment Funds of the Trust Fund and to purchase Shares in the Employer Stock Fund. Such direction shall indicate the percentage, in multiples of one percent (1%), in which Before-Tax Contributions, Roth Contributions, if implemented, upon approval by the Employer, Matching Contributions, Discretionary Employer Contributions, Special Contributions, Catch-Up Contributions, and Rollover Contributions shall be made to the designated Investment Funds.

To the extent such Participant shall fail to make an investment direction, contributions made on his behalf shall be applied to purchase Trust Fund Units in the Sunrise Retirement Diversified Income Fund collective investment fund or another qualified default investment alternative designated by the Committee or the Plan Administrator, in accordance with final Department of Labor Regulation 2550.404c-5.

6.2	Change of Investment Directions

A Participant may change any investment direction at any time, in the form and manner prescribed by the Committee, either: (a) by completing and filing a notice at least ten (10) days prior to the effective date of such direction, or, (b) by telephone or other electronic medium. Any such change shall be subject to the same conditions as if it were an initial direction and shall be applied only to any contributions to be invested on or after the effective date of such direction.

6.3	Transfers Between Investment Funds

A Participant or Beneficiary may, at any time, redirect the investment of his Investment Funds such that a percentage of any one or more Investment Funds may be transferred to any one or more other Investment Funds in the form and manner prescribed by the Committee, either: (a) by filing a notice at least ten (10) days prior to the effective date of such change, or, (b) by telephone or other electronic medium. The requisite transfers shall be valued as of the Valuation Date on which the direction is received by the Trustee. In the case of the Employer Stock Fund, the requisite transfer shall be valued on the basis of the applicable Closing Price of the Share on the date the transfer is effected.

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Article VI —

Investment Directions, Changes Of Investment Directions

And Transfers Between Investment Funds

6.4	Employees Other than Participants

(a)	Investment Direction

An Employee who is not a Participant but who has made a Rollover Contribution in accordance with the provisions of Section 3.11, shall direct, in the form and manner prescribed by the Committee, that such contribution be applied to the purchase of Trust Fund Units in any one or more of the Investment Funds, and to the purchase of Shares in the Employer Stock Fund. Such direction shall indicate the percentage, in multiples of one percent (1%), in which contributions shall be made to the designated Investment Funds, and/or the Employer Stock Fund. To the extent any Employee shall fail to make an investment direction, the Rollover Contributions shall be applied to the purchase of Trust Fund Units in the Sunrise Retirement Diversified Income Fund collective investment fund or another qualified default investment alternative designated by the Committee or the Plan Administrator, in accordance with final Department of Labor Regulation 2550.404c-5.

(b)	Transfers Between Investment Funds

An Employee who is not a Participant may, subject to the provisions of Section 6.3, at any time, redirect the investment of his Investment Funds such that a percentage of any one or more Investment Funds may be transferred to any one or more other Investment Funds. In the case of Investment Funds other than the Employer Stock Fund, the requisite transfers shall be valued as of the Valuation Date on which the direction is received by the Trustee. In the case of the Employer Stock Fund, the requisite transfer shall be valued on the basis of the applicable Closing Price of the Shares on the date the transfer is effected.

6.5	Restrictions on Investments in the Employer Stock Fund for Certain Participants

Notwithstanding anything in the Plan to the contrary, any Participant subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended: (a) may direct that his Accounts be transferred into or out of the Employer Stock Fund, subject to the provisions of Sections 6.3 and 6.4, only once during each quarter, during the period beginning on the third (3rd) business day following the date of release of the quarterly and annual statements of sales and earnings by the issuer of the shares, and ending on the twelfth (12th) business day following such date, and (b) may not make a transfer in accordance with the provisions of Sections 6.3 and 6.4 within six (6) months of the next preceding transfer into or out of the Employer Stock Fund. In addition, any Participant subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, who elects to receive a distribution of shares from his Employer Stock Fund under the Plan in accordance with Section 7.11 hereof, including withdrawals under Sections 7.2 and 7.3, or who substantially decreases his rate of Elective Contributions pursuant to Section 3.3 with respect to the amounts to be invested in the Employer Stock

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Article VI —

Investment Directions, Changes Of Investment Directions

And Transfers Between Investment Funds

Fund, or his investment direction with respect to the Employer Stock Fund pursuant to Section 6.2, must either (i) in the case of a distribution, hold such shares for a period of six (6) months commencing with the date of distribution, or (ii) refrain from directing the purchase of additional Trust Fund Units in the Employer Stock Fund for a period of six (6) months beginning with the date of a decrease in rate or a change in investment direction. However, unless otherwise required by rules and regulations of the Securities and Exchange Commission, the restrictions under this Section 6.5 shall not apply to distributions of shares made in connection with a Participant’s death, Disability, termination of employment or reaching his Retirement Date; pursuant to a qualified domestic relations order described under Section 414(p) of the Code; as a result of the minimum distribution requirements described under Section 401(a)(9) of the Code; or as a result of the limitations described under Sections 401(k), 401(m), 402(g) and 415 of the Code.

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Article VII —

Payment of Benefits

ARTICLE VII —

PAYMENT OF BENEFITS

7.1	General

(a)	The vested interest in the Net Value of any one or more of the Accounts of a Participant, Beneficiary or any other person entitled to benefits under the Plan shall be paid only at the times, to the extent, in the manner, and to the persons provided in this Article VII.

(b)	Notwithstanding any provisions of the Plan to the contrary, any and all withdrawals, distributions or payments made under the provisions of this Article VII shall be made in accordance with the minimum distribution requirements set forth in Section 7.10.

(c)	A Participant’s Before-Tax Contributions, Roth Contributions, if implemented, upon approval by the Employer, Special Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. Such a distribution shall, however, be subject to the other provisions of this Article VII regarding distributions, other than provisions that require a separation from service before such amounts may be distributed. A change in status from Employee to Leased Employee, shall not constitute a severance from employment.

(d)	A distribution from a Participant’s designated Roth Contribution Account, if implemented, that meets the requirements of a qualified distribution, shall not be includible in the Participant’s gross income. For purposes of this Article VII, a qualified distribution is a distribution that is both:

(i)	made after the 5-taxable year period of participation, as defined in A-4 of Treasury Regulations Section 1.402A-1, has been completed; and

(ii)	made on or after the date the Participant attains age fifty-nine and one-half (59-1/2), made to a Beneficiary or the estate of the Participant on or after the Participant’s death, or attributable to the Participant’s being disabled within the meaning of Internal Revenue Code Section 72(m)(7).

(e)	Distributions from the Employer Stock Fund under this Article VII, shall be made in accordance with Section 7.11 hereunder.

(f)	For purposes of valuing distributions and withdrawals from the Plan, the Net Value of a Participant’s Accounts invested in the Employer Stock Fund shall be based on the applicable Closing Price on the date the distribution or withdrawal from the Participant’s Account is effected.

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Payment of Benefits

7.2	Non-Hardship Withdrawals

(a)	Subject to the terms and conditions contained in this Section 7.2, upon ten (10) days prior written notice to the Committee each Participant who has attained age sixty (60) shall be entitled to withdraw not more often than once during any Plan Year, all or any portion of his vested interest in the Net Value of his Accounts in the following order of priority:

(i)	the lesser of: (A) his Roth Contributions, if implemented, upon approval by the Employer and (B) the Net Value of his Roth Contribution Account, if any;

(ii)	the Net Value of his Roth Contribution Account not withdrawn under subsection (i) above;

(iii)	the Net Value of the Employee’s Rollover Contribution Account;

(iv)	the Net Value of his Before-Tax Contribution Account;

(v)	the Net Value of his Matching Contribution Account; and

(vi)	the Net Value of his Discretionary Employer Contribution Account.

(b)	Withdrawals under this Section 7.2 shall be made in the following order of priority:

(i)	by the redemption of Trust Fund Units from each of the Participant’s Accounts in the order set forth in Section 7.2(a), on a pro rata basis from the Investment Funds thereunder, other than the Employer Stock Fund, as were selected by the Participant pursuant to Article VI; and

(ii)	if selected by the Participant pursuant to Article VI, by the sale of Shares of Trust Fund Units invested in the Employer Stock Fund from each of the Participant’s Accounts, in the order set forth in Section 7.2(a).

(c)	Any withdrawals under this Section 7.2 shall be subject to the restrictions of Section 6.5.

7.3	Hardship Distributions

(a)	For purposes of this Section 7.3, a “Hardship” distribution shall mean a distribution that is (i) made on account of a condition which has given rise to immediate and heavy financial need of a Participant and (ii) necessary to satisfy such financial need. A determination of the existence of an immediate and heavy financial need and the amount necessary to meet the need shall be made by the Committee in accordance with uniform nondiscriminatory standards with respect to similarly situated persons.

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Payment of Benefits

(b)	Immediate and Heavy Financial Need:

A Hardship distribution shall be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of:

(i)	expenses for medical care described under Section 213(d) of the Code which were previously incurred by the Participant, the Participant’s Spouse or any of the Participant’s dependents as defined under Section 152 of the Code, and effective as of January 1, 2006, a non-custodial child who is subject to the special rule of Section 152(e) of the Code, or expenses which are necessary to obtain medical care described under Section 213(d) of the Code for the Participant, the Participant’s Spouse or any of the Participant’s dependents as defined under Section 152 of the Code, and effective as of January 1, 2006, a non-custodial child who is subject to the special rule of Section 152(e) of the Code; or

(ii)	purchase (excluding mortgage payments) of a principal residence of the Participant; or

(iii)	payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant’s Spouse, children or any of the Participant’s dependents as defined under Section 152 of the Code; or

(iv)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)	effective as of January 1, 2006, payments for funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents; or

(vi)	effective as of January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

(vii)	any other condition which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, deems to be an immediate and heavy financial need.

(c)	Necessary to Satisfy Such Financial Need:

(i)

A distribution will be treated as necessary to satisfy an immediate and heavy financial need of a Participant if: (A) the amount of the distribution is not in excess of (1) the amount required to relieve the financial need of the Participant and (2) if elected by the Participant, an amount necessary to pay any federal, state or local income taxes and penalties reasonably

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Payment of Benefits

anticipated to result from such distribution, and (B) such need may not be satisfied from other resources that are reasonably available to the Participant.

(ii)	A distribution will be treated as necessary to satisfy a financial need if the Committee reasonably relies upon the Participant’s representation that the need cannot be relieved:

(A)	through reimbursement or compensation by insurance or otherwise;

(B)	by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(C)	by cessation of Elective Contributions or Employee contributions, if any, under the Plan; or

(D)	by other currently available distributions (including, effective as of January 1, 2006, distribution of ESOP dividends under Section 404(k) of the Code, if any) or nontaxable loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of this subsection (c)(ii), the Participant’s resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Participant.

(iii)	Alternatively, a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if (A) or (B) are met:

(A)	all of the following requirements are satisfied:

(I)	the distribution is not in excess of (1) the amount of the immediate and heavy financial need of the Participant and (2) if elected by the Participant, an amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

(II)	the Participant has obtained all other currently available distributions (including, effective as of January 1, 2006, distribution of ESOP dividends under Section 404(k) of the Code, if any, but not Hardship distributions), other than Hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer; or

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Payment of Benefits

(B)	the requirements set forth in additional methods, if any, prescribed by the Commissioner of Internal Revenue (through the publication of revenue rulings, notices and other documents of general applicability) are satisfied.

For purposes of Section 3.3 and this Section 7.3(c)(iii), a Participant who receives a distribution of Elective Contributions on account of Hardship shall be prohibited from making Elective Contributions and Employee contributions under this Plan and all other plans of the Employer for six (6) months after receipt of the distribution.

(d)	A Participant who has withdrawn the maximum amounts available to such Participant under Section 7.2 or a Participant who is not eligible for a withdrawal thereunder, may, in case of Hardship (as defined under this Section 7.3), apply not more often than once in any Plan Year to the Committee for a Hardship distribution. Any application for a Hardship distribution shall be made in writing to the Committee at least ten (10) days prior to the requested date of payment. Hardship distributions may be made by a distribution of all or a portion of a Participant’s Before-Tax Contribution Account, exclusive of investment earnings or Roth Contribution Account, if implemented, upon approval by the Employer.

(e)	Distributions under this Section 7.3 shall be made in the following order of priority:

(i)	the Participant’s Before-Tax Contribution Account, exclusive of investment earnings; and

(ii)	the Participant’s Roth Contribution Account, if implemented, upon approval by the Employer.

(f)	Distributions under this Section 7.3 shall be made in the following order of priority:

(i)	by the redemption of Trust Fund Units from the Participant’s Before-Tax Contribution Account on a pro rata basis, from among the Investment Funds, thereunder, selected by the Participant pursuant to Article VI; and

(ii)	if selected by the Participant pursuant to Article VI, by the sale of Shares of Trust Fund Units invested in the Employer Stock Fund from the Participant’s Before-Tax Contribution Account, as selected by the Participant pursuant to Article VI.

(g)	A Participant who receives a Hardship distribution under this Section 7.3 may have his Elective Contributions suspended in accordance with Section 7.3(c)(iii).

(h)	Any withdrawals under this Section 7.3 shall be subject to the restrictions of Section 6.5.

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Payment of Benefits

7.4	Distribution of Benefits - General

(a)	If an Employee incurs a Termination of Service for any reason other than death, a distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee in accordance with the provisions of Section 7.5 or 7.6 or 7.8. The amount of such distribution shall be the vested interest in the Net Value of his Accounts. With respect to Investment Funds other than the Employer Stock Fund, such Net Value shall be determined as of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation acceptable to the Trustee for such purpose. With respect to the Employer Stock Fund, the Net Value of a Participant’s Accounts shall be determined on the basis of the applicable Closing Price of the Shares on the date the Shares are sold for his account.

(b)	An election by an Employee to receive the vested interest in the Net Value of his Accounts in a form other than in the normal form of benefit payment set forth in Sections 7.5(a) and (b) and Sections 7.6(a) and (b) may not be revoked or amended by him after he terminates his employment. Notwithstanding the foregoing, an Employee who elected to receive payment of benefits as of a deferred Valuation Date may, by completing and filing the form prescribed by the Committee, change to another form of benefit payment.

(c)	An Employee who incurs a Termination of Service and is reemployed by the Employer prior to the distribution of all or part of the Net Value of his Accounts in accordance with the provisions of Section 7.5 or 7.6, shall not be eligible to receive or to continue to receive such distribution during his period of reemployment with the Employer. Upon such Employee’s subsequent Termination of Service, his prior election to receive a distribution in a form other than the normal form of benefit payment shall be null and void and the Net Value of his Accounts shall be distributed to him in accordance with the provisions of Section 7.5 or 7.6 or 7.8.

(d)	An Employee’s Net Value of his Accounts in the Employer Stock Fund shall be distributed to the Participant, in accordance with the provisions of Sections 7.5 and 7.6, by the Trustee as soon as administratively possible following the date the Employer is informed by the Trustee of the Participant’s interest in such Accounts invested in the Employer Stock Fund. The distribution shall be made in accordance with Section 7.11 and the terms and provisions of the Trust Agreement.

(e)	Notwithstanding the foregoing, a Participant who is a member of the military reserves of the United States, who was ordered or called to active duty after September 11, 2001 for a period in excess of one hundred seventy-nine (179) days or for an indefinite period, shall be eligible to receive a “qualified reservist distribution.” A “qualified reservist distribution” is a distribution attributable to Before-Tax Contributions, and/or Roth Contributions, if implemented, upon approval by the Employer, under the Plan, that is made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

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Article VII —

Payment of Benefits

For purposes of this subsection, a Participant who receives a qualified reservist distribution may repay the amount of the distribution to an Individual Retirement Account (“IRA”) (in one (1) or more contributions) at any time during the two (2) year period after the end of the active duty period. The dollar limitations that would otherwise apply to IRA contributions shall not apply to repayment contributions during such two (2) year period and no deduction is allowed for any contribution made under this provision.

7.5	Payments upon Retirement or Disability

(a)	If an Employee incurs a Termination of Service as of his Normal Retirement Date or his Postponed Retirement Date or if an Employee incurs a Termination of Service due to Disability and the Net Value of his Accounts is less than or equal to one thousand dollars ($1,000), a lump sum distribution of the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating that the Employee incurred a Termination of Service as of such Retirement Date or date of Disability.

(b)	If an Employee incurs a Termination of Service as of his Normal Retirement Date, Postponed Retirement Date or if an Employee incurs a Termination of Service due to Disability and the Net Value of his Accounts exceeds one thousand dollars ($1,000), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the later of (i) the date the Employee attained Normal Retirement Date or Postponed Retirement Date or would have attained his Normal Retirement Date if he were still employed by the Employer, or (ii) the date of receipt by the Trustee of the proper documentation indicating such Retirement Date.

(c)	In lieu of the normal form of benefit payment set forth in subsection (b), an Employee who incurs a Termination of Service due to Disability and the Net Value of his Accounts exceeds one thousand dollars ($1,000), may file an election form to receive the vested interest in the Net Value of his Accounts as a lump sum distribution as of some other Valuation Date following his Termination of Service and prior to his Normal Retirement Date. The vested interest in the Net Value of his Accounts shall be distributed to such Employee as a lump sum distribution within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating the Employee’s distribution date.

(d)

In lieu of the normal form of benefit payment set forth in subsection (b), an Employee who incurs a Termination of Service as of his Retirement Date or incurs a Termination of Service due to Disability may elect to defer receipt of the

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Payment of Benefits

vested interest in the Net Value of his Accounts beyond his Normal Retirement Date or Postponed Retirement Date. The applicable form must be filed at least ten (10) days prior to the Employee’s Retirement Date. If such an election is made, the vested interest in the Net Value of his Accounts shall continue to be held in the Trust Fund. Subject to the required minimum distribution provisions of Sections 7.9(b) and 7.9(c), the vested interest in the Net Value of his Accounts shall be distributed to such Employee as a lump sum distribution within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating the Employee’s deferred distribution date.

(e)	In lieu of the normal form of benefit payment set forth in subsections (a) and (b), an Employee who incurs a Termination of Service as of his Retirement Date or incurs a Termination of Service due to Disability may, at least ten (10) days prior to the date on which his benefit is scheduled to be paid, file an election form that a lump sum distribution equal to the vested interest in the Net Value of his Accounts be paid in a Direct Rollover pursuant to Section 7.8. The amount of such lump sum distribution shall be determined as of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation.

7.6	Payments upon Termination of Service for Reasons Other Than Retirement or Disability

(a)	If an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, has not elected to receive his benefit pursuant to an optional form of benefit payment in accordance with the provisions of subsection (c) or (d) and the vested interest in the Net Value of the Employee’s Accounts is equal to or less than one thousand dollars ($1,000), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating that he incurred a Termination of Service.

(b)	If an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, has not elected to receive his benefit pursuant to an optional form of benefit payment in accordance with the provisions of subsection (c) or (d) and the vested interest in the Net Value of the Employee’s Accounts exceeds one thousand dollars ($1,000), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the later of (i) the date the Employee would have attained his Normal Retirement Date if he were still employed by the Employer or (ii) the date of receipt by the Trustee of the proper documentation indicating the Employee’s attainment of Normal Retirement Date.

(c)

In lieu of the normal form of benefit payment set forth in subsection (b), an Employee who incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, may file an election form to

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Payment of Benefits

receive the vested interest in the Net Value of his Accounts as a lump sum distribution as of some other Valuation Date following his Termination of Service and prior to the date he would have attained his Normal Retirement Date. The vested interest in the Net Value of his Accounts shall be distributed to such Employee as a lump sum distribution as of some other Valuation Date following the date of receipt by the Trustee of the proper documentation indicating the Employee’s distribution date.

(d)	In lieu of the normal form of benefit payment set forth in subsections (a) and (b), an Employee who incurs a Termination of Service as of a date other than his Retirement Date or for reasons other than Disability may, at least ten (10) days prior to the date on which his benefit is scheduled to be paid, file an election form that a lump sum distribution equal to the vested interest in the Net Value of his Accounts be paid in a Direct Rollover pursuant to Section 7.8. The amount of such lump sum distribution shall be determined as of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation.

(e)	If an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability and has not elected to receive the vested interest in the Net Value of his Accounts pursuant to an optional form of benefit payment in accordance with subsection (c) or (d), the Employer shall notify the Trustee of such termination.

7.7	Payments Upon Death

(a)	In the case of a married Participant, the Spouse shall be the designated Beneficiary. Notwithstanding the foregoing, such Participant may effectively elect to designate a person or persons other than the Spouse as Beneficiary. Such an election shall not be effective unless (i) such Participant’s Spouse irrevocably consents to such election in writing, (ii) such election designates a Beneficiary which may not be changed without spousal consent or the consent of the Spouse expressly permits designation by the Participant without any requirement of further consent by the Spouse, (iii) the Spouse’s consent acknowledges understanding of the effect of such election and (iv) the consent is witnessed by a Plan representative or acknowledged before a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan representative that such written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the consent hereunder shall not be required. Any consent necessary under this provision shall be valid only with respect to the Spouse who signs the consent.

(b)	In the case of a single Participant, Beneficiary means a person or persons who have been designated under the Plan by such Participant or who are otherwise entitled to a benefit under the Plan.

(c)	The designation of a Beneficiary who is other than a Participant’s Spouse and the designation of any contingent Beneficiary shall be made in writing by the

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Payment of Benefits

Participant in the form and manner prescribed by the Committee and shall not be effective unless filed prior to the death of such person. If more than one person is designated as a Beneficiary or a contingent Beneficiary, each designated Beneficiary in such Beneficiary classification shall have an equal share unless the Participant directs otherwise. For purposes of this Section 7.7, “person” includes an individual, a trust, an estate, or any other person or entity designated as a Beneficiary.

(d)	A married Participant who has designated a person or persons other than the Spouse as Beneficiary may, without the consent of such Spouse, revoke such prior election by submitting written notification of such revocation. Such revocation shall result in the reinstatement of the Spouse as the designated Beneficiary unless the Participant effectively designates another person as Beneficiary in accordance with the provisions of subsection (a). The number of election forms and revocations shall not be limited.

(e)	Upon the death of a Participant the remaining vested interest in the Net Value of his Accounts shall become payable, in accordance with the provisions of subsection (g), to his Beneficiary or contingent Beneficiary. If there is no such Beneficiary, the remaining vested interest in the Net Value of his Accounts shall be payable to the executor or administrator of his estate, or, if no such executor or administrator is appointed and qualifies within a time which the Committee shall, in its sole and absolute discretion, deem to be reasonable, then to such one or more of the descendants and blood relatives of such deceased Participant as the Committee, in its sole and absolute discretion, may select.

(f)	If a designated Beneficiary entitled to payments hereunder shall die after the death of the Participant but before the entire vested interest in the Net Value of Accounts of such Participant has been distributed, then the remaining vested interest in the Net Value of Accounts of such Participant shall be paid, in accordance with the provisions of subsection (g), to the surviving Beneficiary who is not a contingent Beneficiary, or, if there are no such surviving Beneficiaries then living, to the designated contingent Beneficiaries as shall be living at the time such payment is to be made. If there is no designated contingent Beneficiary then living, the remaining interest in the Net Value of his Accounts shall be paid to the executor or administrator of the estate of the last to die of the Beneficiaries who are not contingent Beneficiaries.

(g)	If a Participant dies before his entire vested interest in the Net Value of his Accounts has been distributed to him, the remainder of such vested interest shall be paid to his Beneficiary or, if applicable, his contingent Beneficiary, in a lump sum distribution as soon as practicable following the date of the Participant’s death. Notwithstanding the foregoing, if, prior to the Participant’s death the Participant had elected to receive a deferred lump sum distribution and had not yet received such distribution, such Beneficiary shall receive a lump sum distribution as of the earlier of: (A) the Valuation Date set forth in the Participant’s election or (B) the last Valuation Date which occurs within one (1) year of the Participant’s death.

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Payment of Benefits

If the Beneficiary is the Participant’s Spouse and if benefits are payable to such Beneficiary as an immediate or deferred lump sum distribution, such Spouse may defer the distribution up to the date on which the Participant would have attained age seventy and one-half (70-1/2). If such Spouse dies prior to such distribution, the prior sentence shall be applied as if the Spouse were the Participant.

(h)	Notwithstanding anything in the Plan to the contrary, the provisions of subsections (a) through (g) shall also apply to a person who is not a Participant but who has made a contribution to and maintains a Rollover Contribution Account under the Plan.

7.8	Direct Rollover of Eligible Rollover Distributions

For distributions made after December 31, 2001, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.8, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution that is equal to at least five hundred dollars ($500) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If an Eligible Rollover Distribution is less than five hundred dollars ($500), a Distributee may not make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution. For purposes of this Section 7.8, the following definitions shall apply:

(a)	“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. The Plan will not provide for a Direct Rollover for distributions from a Participant’s Roth Contribution Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than two hundred dollars ($200) during a year. In addition, any distribution from a Participant’s Roth Contribution Account is not taken into account in determining whether distributions from the Participant’s other Accounts are reasonably expected to total less than two hundred dollars ($200) during a year.

(b)

“Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former spouse. Effective for Eligible Rollover Distributions made after December 31, 2008, a Distributee shall also include the Employee’s nonspouse designated Beneficiary. In the case of a nonspouse designated Beneficiary, the Direct Rollover may be made only to an individual retirement account or annuity described in Code Section 408(a) or Code Section 408(b) (“IRA”) that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions

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of Code Section 402(c)(11). In addition, in this case, the determination of any required minimum distribution under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-51 I.R.B. 395.

(c)	“Eligible Retirement Plan” means (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) for distributions made after December 31, 2007, a Roth IRA described in Section 408A(e) of the Code, however, except for distributions made from a Roth 401(k) account, for distributions made prior to January 1, 2010, a Participant shall be subject to income limitations, (iv) an annuity plan described in Section 403(a) of the Code, (v) a qualified defined contribution plan described in Section 401(a) of the Code, (vi) an annuity contract described in Section 403(b) of the Code, and (vii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

Notwithstanding the foregoing, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from an Employee’s Roth Contribution Account, if implemented, upon approval by the Employer, Eligible Retirement Plan, with respect to such portion, means only (i) another designated Roth contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or (ii) a Roth IRA described in Code Section 408A, and only to the extent the Eligible Rollover Distribution is permitted under Code Section 402(c).

(d)	“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any Hardship distribution; the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distributions(s) that is reasonably expected to total less than two hundred dollars ($200) during a year.

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A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions which are not includable in gross income. However, such portion may be transferred only to (i) an individual retirement account or individual retirement annuity described in Section 408(a) or (b) of the Code; (ii) for taxable years beginning after December 31, 2001 and before January 1, 2007; to a qualified trust which is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; or (iii) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in Code Section 403(b), if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Eligible Rollover Distributions from a Participant’s Roth Contribution Account are taken into account in determining whether the vested interest in the Net Value of the Employee’s Accounts is less than or equal to one thousand dollars ($1,000) for purposes of determining distributions pursuant to Sections 7.5 and 7.6.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.8, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

7.9	Commencement of Benefits

(a)	Unless the Employee elects otherwise in accordance with the Plan, in no event shall the payment of benefits commence later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur: (i) the attainment by the Employee of age sixty-five (65), (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan or Prior Plan, or (iii) the termination of the Employee’s employment with the Employer; provided, however, that if the amount of the payment required to commence on the date determined under this sentence cannot be ascertained by such date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan.

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(b)	Subject to Section 7.1(b), distributions to five-percent owners:

The vested interest in the Net Value of the Accounts of a five-percent owner (as described in Section 416(i) of the Code and determined with respect to the Plan Year ending in the calendar year in which such individual attains age seventy and one-half (70-1/2)) must be distributed or commence to be distributed no later than the first day of April following the calendar year in which such individual attains age seventy and one-half (70-1/2). The vested interest in the Net Value of the Accounts of an Employee who is not a five-percent owner (as described in Section 416(i) of the Code) for the Plan Year ending in the calendar year in which such person attains age seventy and one-half (70-1/2) but who becomes a five-percent owner (as described in Section 416(i) of the Code) for a later Plan Year must be distributed or commence to be distributed no later than the first day of April following the last day of the calendar year that includes the last day of the first Plan Year for which such individual is a five-percent owner (as described in Section 416(i) of the Code).

(c)	Subject to Section 7.1(b), distributions to other than five-percent owners:

Except as otherwise provided in the following paragraph, the vested interest in the Net Value of the Accounts of any Employee who attains age seventy and one-half (70-1/2), must be distributed or commence to be distributed no later than the first day of April following the calendar year in which such individual attains age seventy and one-half (70-1/2).

Effective January 1, 1997, an Employee otherwise required to receive a distribution under the preceding paragraph, may elect to defer distribution of the Net Value of his Accounts to the date of his termination of employment.

Notwithstanding the foregoing, the vested interest in the Net Value of the Accounts of (I) any Employee who becomes a Participant on or after January 1, 1997 or (II) any Employee who attains age seventy and one-half (70-1/2) in a calendar year beginning on or after the adoption date of the amendment addressing benefit commencement, must be distributed or commence to be distributed no later than the first day of April following the calendar year in which occurs the later of: (1) his termination of employment or (2) his attainment of age seventy and one-half (70-1/2).

7.10	Minimum Distribution Requirements

(a)	General Rules

Effective January 1, 2003, the requirements of this Section 7.10 will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

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(b)	Time and Manner of Distribution

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(D)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 7.10(b)(ii), other than Section 7.10(b)(ii)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 7.10(b)(ii) and Section 7.10(d), unless Section 7.10(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 7.10.(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 7.10(b)(ii)(A). If distributions under an annuity purchased from an insurance company, if applicable, irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 7.10(b)(ii)(A), the date distributions are considered to begin is the date distributions actually commence.

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(iii)	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Section 7.10(b)(ii), but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant.

(iv)	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in Sections 7.10(b)(ii) and 7.10(d)(ii) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 7.10(b)(ii), or by September 30 of the calendar year which contains the fifth (5th) anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this subsection, distributions will be made in accordance with Sections 7.10(b)(ii) and 7.10(d)(ii) and, if applicable, the elections in Section 7.10(b)(iii) above.

(v)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 7.10(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Accounts by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

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(B)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Accounts by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.10(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death

(i)	Death On or After Date Distributions Begin:

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin:

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 7.10(d)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 7.10(b)(ii)(A), this Section 7.10(d)(ii) will apply as if the surviving Spouse were the Participant.

(e)	Definitions

For purposes of this Section 7.10, the following words and phrases shall have the meanings hereafter ascribed to them:

(i)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.10 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section1.401(a)(9)-4, of the Treasury regulations.

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(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.10(b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	Life Expectancy. Life Expectancy as calculated by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s Accounts. The Accounts of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Accounts for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. The date specified in Section 7.10(b) or (e), whichever is applicable.

(f)	Default to Discontinue 2009 RMDs

Notwithstanding subsection (b)(ii) or (d)(ii), a Participant or Designated Beneficiary who would have been required to receive a Required Minimum Distribution for 2009 (“2009 RMD”), except for the enactment of Code Section 401(a)(9)(H), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs, or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten (10) years (“Extended 2009 RMDs”), will not receive those distributions for 2009, unless

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the Participant or Designated Beneficiary chooses to receive such distributions. Participants and Designated Beneficiaries described in the preceding sentence, shall be given the opportunity to elect to receive such distributions.

7.11	Manner of Payment of Distributions from the Employer Stock Fund

Distributions from the Employer Stock Fund shall be made to Participants and Beneficiaries wholly or partially in shares or in cash, subject to such terms and conditions as may be established from time to time by the Committee. If the Participant or Beneficiary elects that such distributions may be made wholly or partially in shares, the maximum number of shares to be distributed shall be equal to the number of whole shares that could be purchased on the date of distribution based on the fair market value of shares determined as of the date of payment and on the fair market value of the Participant’s Trust Fund Units in the Employer Stock Fund on the valuation date preceding the distribution. An amount of money equal to any remaining amount of the payment that is less than the fair market value of a whole share shall be distributed in cash. For purposes of this Section 7.11, the fair market value of a share shall be determined on a uniform and nondiscriminatory basis in such manner as the Trustee may, in its discretion, prescribe.

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Administration

ARTICLE VIII —

ADMINISTRATION

8.1	General Administration of the Plan

The operation and administration of the Plan shall be subject to the management and control of the Named Fiduciaries and Plan Administrator designated by the Sponsoring Employer. The designation of such Named Fiduciaries and Plan Administrator, the terms of their appointment, and their duties and responsibilities allocated among them shall be as set forth in this Article VIII. Any actions taken hereunder shall be conclusive and binding on Participants, Retired Participants, Employees, Beneficiaries and other persons, and shall not be overturned unless found to be arbitrary and capricious by a court of competent jurisdiction.

8.2	Designation of Named Fiduciaries

The management and control of the operation and administration of the Plan by Named Fiduciaries shall be allocated in the following manner:

(a)	The Trustee as a Named Fiduciary, shall perform those functions set forth in the Trust Agreement or the Plan that are assigned to the Trustee.

(b)	The Sponsoring Employer shall designate one or more individuals to serve as member(s) of an employee benefits Committee to perform those functions set forth in the Trust Agreement or the Plan that are assigned to such Committee.

8.3	Responsibilities of Fiduciaries

The Named Fiduciaries and Plan Administrator shall have only those powers, duties, responsibilities and obligations that are specifically allocated to them under the Plan or the Trust Agreement.

To the extent permitted by ERISA, each Named Fiduciary and Plan Administrator may rely upon any direction, information or action of another Named Fiduciary, Plan Administrator or the Sponsoring Employer as being proper under the Plan or the Trust Agreement and is not required to inquire into the propriety of any such direction, information or action and no Named Fiduciary or Plan Administrator shall be responsible for any act or failure to act of another Named Fiduciary, Plan Administrator, or the Sponsoring Employer.

No Named Fiduciary, Plan Administrator or the Employer guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

The allocation of responsibility between the Trustee and the Sponsoring Employer may be changed by written agreement. Such reallocation shall be evidenced by Employer Resolutions and shall not be deemed an amendment to the Plan.

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8.4	Plan Administrator

The Sponsoring Employer shall designate the Sponsoring Employer, or one or more persons to act as Plan Administrator.

The Plan Administrator shall have the power and responsibility to: (a) furnish summary plan descriptions, annual reports and other notifications and disclosure statements to Participants and Beneficiaries; (b) maintain records and addresses of Participants and Beneficiaries; (c) designate any independent qualified accountant required to act with respect to the Plan under ERISA; and (d) provide notification of determinations under the claim procedure of the Plan.

Any person or persons designated as Plan Administrator shall serve until their successor or successors are designated and qualified. A Plan Administrator may resign upon written notice to the Sponsoring Employer or may be removed as Plan Administrator but only for a failure or inability, in the opinion of the Sponsoring Employer, of the Plan Administrator to carry out his responsibilities in an effective manner. Termination of employment with the Employer shall terminate designation as Plan Administrator.

The Plan Administrator is designated as the Plan’s agent for the service of legal process.

8.5	Committee

The members of the Committee designated by the Sponsoring Employer under Section 8.2(c) shall serve for such term(s) as the Sponsoring Employer shall determine and until their successors are designated and qualified. The term of any member of the Committee may be renewed from time to time without limitation as to the number of renewals. Any member of the Committee may (a) resign upon at least sixty (60) days written notice to the Sponsoring Employer or (b) be removed from office but only for his failure or inability, in the opinion of the Sponsoring Employer, to carry out his responsibilities in an effective manner. Termination of employment with the Employer shall be deemed to give rise to such failure or inability.

The powers and duties allocated to the Committee shall be vested jointly and severally in its members. Notwithstanding specific instructions to the contrary, any instrument or document signed on behalf of the Committee by any member of the Committee may be accepted and relied upon by the Trustee as the act of the Committee. The Trustee shall not be required to inquire into the propriety of any such action taken by the Committee nor shall they be held liable for any actions taken by them in reliance thereon.

The Sponsoring Employer may, pursuant to Employer Resolutions, change the number of individuals comprising the Committee, their terms of office or other conditions of their incumbency provided that there shall be at all times at least one individual member of the Committee. Any such change shall not be deemed an amendment to the Plan.

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8.6	Powers and Duties of the Committee

The Committee shall have authority to perform all acts it may deem necessary or appropriate in order to exercise the duties and powers imposed or granted by ERISA, the Plan, the Trust Agreement or any Employer Resolutions. Such duties and powers shall include, but not be limited to, the following:

(a)	Power to Construe - Except as otherwise provided in the Trust Agreement the Committee shall have the power to construe the provisions of the Plan and to determine any questions which may arise thereunder.

(b)	Power to Make Rules and Regulations - The Committee shall have the power to make such reasonable rules and regulations as it may deem necessary or appropriate to perform its duties and exercise its powers. Such rules and regulations shall include, but not be limited to, those governing (i) the manner in which the Committee shall act and manage its own affairs, (ii) the procedures to be followed in order for Employees or Beneficiaries to claim benefits, and (iii) the procedures to be followed by Participants, Beneficiaries or other persons entitled to benefits with respect to notifications, elections, designations or other actions required by the Plan or ERISA. All such rules and regulations shall be applied in a uniform and nondiscriminatory manner.

(c)	Powers and Duties with Respect to Information - The Committee shall have the power and responsibility:

(i)	to obtain such information as shall be necessary for the proper discharge of its duties;

(ii)	to furnish to the Employer, upon request, such reports as are reasonable and appropriate;

(iii)	to receive, review and retain periodic reports of the financial condition of the Plan Funds; and

(iv)	to receive, collect and transmit to the Trustee all information required by the Trustee in the administration of the Accounts of the Employee as contemplated in Section 8.7.

(d)	Power of Delegation - The Committee shall have the power to delegate fiduciary responsibilities (other than trustee responsibilities defined under Section 405(c)(3) of ERISA) to one or more persons who are not members of the Committee. Unless otherwise expressly indicated by the Sponsoring Employer, the Committee must reserve the right to terminate such delegation upon reasonable notice.

(e)	Power of Allocation - Subject to the written approval of the Sponsoring Employer, the Committee shall have the power to allocate among its members

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specified fiduciary responsibilities (other than trustee responsibilities defined under Section 405(c)(3) of ERISA). Any such allocation shall be in writing and shall specify the persons to whom such allocation is made and the terms and conditions thereof.

(f)	Duty to Report - Any member of the Committee to whom specified fiduciary responsibilities have been allocated under subsection (e) shall report to the Committee at least annually. The Committee shall report to the Sponsoring Employer at least annually regarding the performance of its responsibilities as well as the performance of any persons to whom any powers and responsibilities have been further delegated.

(g)	Power to Employ Advisors and Retain Services - The Committee may employ such legal counsel, enrolled actuaries, accountants, pension specialists, clerical help and other persons as it may deem necessary or desirable in order to fulfill its responsibilities under the Plan.

8.7	Certification of Information

The Committee shall certify to the Trustee on such periodic or other basis as may be agreed upon, relevant facts regarding the establishment of the Accounts of an Employee, periodic contributions with respect to such Accounts, investment elections and modifications thereof and withdrawals and distributions therefrom. The Trustee shall be fully protected in maintaining individual Account records and in administering the Accounts of the Employee on the basis of such certifications and shall have no duty of inquiry or otherwise with respect to any transactions or communications between the Committee and Employees relating to the information contained in such certifications.

8.8	Authorization of Benefit Payments

The Committee shall forward to the Trustee, any application for payment of benefits within a reasonable time after it has approved such application. The Trustee may rely on any such information set forth in the approved application for the payment of benefits to the Participant, Beneficiary or any other person entitled to benefits.

8.9	Payment of Benefits to Legal Custodian

Whenever, in the Committee’s opinion, a person entitled to receive any benefit payment is a minor or deemed to be physically, mentally or legally incompetent to receive such benefit, the Committee may direct the Trustee to make payment for his benefit to such individual or institution having legal custody of such person or to his legal representative. Any benefit payment made in accordance with the provisions of this Section 8.9 shall operate as a valid and complete discharge of any liability for payment of such benefit under the provisions of the Plan.

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8.10	Service in More Than One Fiduciary Capacity

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, regardless of whether any such person is an officer, employee, agent or other representative of a party in interest.

8.11	Payment of Expenses

The Employer will pay the ordinary administrative expenses of the Plan and compensation of the Trustee, subject to the following paragraphs.

The Employer may, charge Employees all or part of the reasonable expenses associated with withdrawals and other distributions or fund transfers.

The Plan Trustee may charge Employees an asset-based or other administrative fee in connection with the offering of certain Investment Funds available under the Plan.

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Article IX —

Benefit Claims Procedure

ARTICLE IX —

BENEFIT CLAIMS PROCEDURE

9.1	Definition

For purposes of this Article IX, “Claimant” shall mean any Participant, Beneficiary or any other person entitled to benefits under the Plan or his duly authorized representative.

9.2	Claims

A Claimant may file a written claim for a Plan benefit with the Plan Administrator on the appropriate form to be supplied by the Plan Administrator. The Plan Administrator shall, in its sole and absolute discretion, review the Claimant’s application for benefits and determine the disposition of such claim.

9.3	Disposition of Claim

The Plan Administrator shall notify the Claimant as to the disposition of the claim for benefits under this Plan within ninety (90) days after the appropriate form has been filed unless special circumstances require an extension of time for processing. If such an extension of time is required, the Plan Administrator shall furnish written notice of the extension to the Claimant prior to the termination of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date the Plan Administrator expects to render a decision. In no event shall such extension exceed a period of one hundred-eighty (180) days from the receipt of the claim.

9.4	Denial of Claim

If a claim for benefits under this Plan is denied in whole or in part by the Plan Administrator, a written or electronic notice prepared in a manner calculated to be understood by the Claimant shall be provided by the Plan Administrator to the Claimant and such notice shall include the following:

(a)	a statement that the claim for the benefits under this Plan has been denied;

(b)	the specific reasons for the denial of the claim for benefits, citing the specific provisions of the Plan which set forth the reason or reasons for the denial;

(c)	a description of any additional material or information necessary for the Claimant to perfect the claim for benefits under this Plan and an explanation of why such material or information is necessary; and

(d)	appropriate information as to the steps to be taken if the Claimant wishes to appeal such decision.

936	69	Clifton Savings Bank

Article IX —

Benefit Claims Procedure

9.5	Right to Full and Fair Review

A Claimant who is denied, in whole or in part, a claim for benefits under the Plan may file an appeal of such denial. Such appeal must be made in writing by the Claimant or his duly authorized representative and must be filed with the Committee within sixty (60) days after receipt of the notification under Section 9.4. The Claimant or his representative may review pertinent documents and submit written comments, documents, records and other information relating to the Claimant’s denied claim. Upon request, the Committee will provide the Claimant, free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim.

9.6	Time of Review

The Committee, independent of the Plan Administrator, shall conduct a full and fair review of the denial of claim for benefits under this Plan to a Claimant within sixty (60) days after receipt of the written request for review described in Section 9.5; provided, however, that an extension, not to exceed sixty (60) days, may apply in special circumstances. Written or electronic notice shall be furnished to the Claimant prior to the commencement of the extension period.

9.7	Final Decision

The Claimant shall be notified in writing or electronically of the final decision of such full and fair review by such Committee. Such decision shall be written in a manner calculated to be understood by the Claimant, shall state the specific reasons for the decision and shall include specific references to the pertinent Plan provisions upon which the decision is based. In no event shall the decision be furnished to the Claimant later than sixty (60) days after the receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within one hundred-twenty (120) days after receipt of such request for review.

9.8	Use of Electronic Medium

A notice or election provided by an electronic system must satisfy the requirements set forth under Income Regulations Section 1.401(a)-21(a)(1)(ii)(B).

936	70	Clifton Savings Bank

Article X —

Amendment, Termination, and Withdrawal

ARTICLE X —

AMENDMENT, TERMINATION, AND WITHDRAWAL

10.1	Amendment and Termination

The Employer expects to continue the Plan indefinitely, but specifically reserves the right, in its sole and absolute discretion, at any time, by appropriate action of the Board, to terminate its Plan or to amend, in whole or in part, any or all of the provisions of the Plan. In addition, the following paragraph provides limited authority to Pentegra Services, Inc. (“PSI”), the volume submitter plan practitioner sponsor, to make certain Plan amendments on behalf of the Employer. Subject to the provisions of Section 12.7, no such amendment or termination shall permit any part of the Trust Fund to be used for or diverted to purposes other than for exclusive benefit of Participants, Beneficiaries or other persons entitled to benefits, and no such amendment or termination shall reduce the interest of any Participant, Beneficiary or other person who may be entitled to benefits, without his consent. In the event of a termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the Accounts of each affected Participant shall become fully vested and shall be distributable in accordance with the provisions of Article VII. In the event of a termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the Accounts of each affected Participant shall become fully vested and shall be distributable in accordance with the provisions of Article VII. In the event of a complete termination of the Plan, the Accounts of each affected Participant may alternatively be distributable as a lump sum distribution within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating the Participant’s distribution date.

PSI, the volume submitter plan practitioner sponsor within the meaning of Revenue Procedure 2005-16, Section 13.04, previously received an IRS Advisory Letter addressing the form of plan upon which the Plan is patterned. PSI may amend the Plan on behalf of the Employer, without Employer consent, for required tax-qualified plan changes under the Code, as a result of regulations issued thereunder, required by revenue rulings or revenue procedures, or required by other applicable guidance published by the IRS, solely for the purpose of compliance with any such IRS required amendment to the Plan; provided that any such amendment does not cause the Plan to be considered an individually designed plan. Any such amendment hereunder shall be applied to all plans of Employers which have adopted the PSI volume submitter plan, except for any plan which has not provided PSI with such authority to amend the Plan.

If any amendment changes the vesting schedule, any Participant who has three (3) or more Years of Eligibility Service may, by filing a written request with the Employer, elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment.

936	71	Clifton Savings Bank

Article X —

Amendment, Termination, and Withdrawal

The period during which the Participant may elect to have his vested percentage computed under the prior vesting schedule shall commence with the date the amendment is adopted and shall end on the latest of:

(a)	sixty (60) days after the amendment is adopted;

(b)	sixty (60) days after the amendment becomes effective; or

(c)	sixty (60) days after the Participant is issued written notice of the amendment from the Employer.

10.2	Withdrawal from the Trust Fund

An Employer may withdraw its Plan from the Trust Fund in accordance with and subject to the provisions of the Trust Agreement.

936	72	Clifton Savings Bank

Article XI —

Top-Heavy Plan Provisions

ARTICLE XI —

TOP-HEAVY PLAN PROVISIONS

11.1	Introduction

Any other provisions of the Plan to the contrary notwithstanding, the provisions contained in this Article XI shall be effective with respect to any Plan Year in which this Plan is a Top-Heavy Plan, as hereinafter defined.

11.2	Definitions

For purposes of this Article XI, the following words and phrases shall have the meanings stated herein unless a different meaning is plainly required by the context.

(a)	“Account,” for the purpose of determining the Top-Heavy Ratio, means the sum of (i) a Participant’s Accounts as of the most recent Valuation Date and (ii) an adjustment for contributions due as of the Determination Date.

The following subsections (A) and (B) shall apply for purposes of determining the amounts of Account balances of Employees as of the Determination Date.

(A)	Distributions during year ending on the Determination Date. The amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “ one (1) year period.”

(B)	Employees not performing services during year ending on the Determination Date. The Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(b)	“Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year. With respect to the first Plan Year, “Determination Date” means the last day of such Plan Year.

(c)

“Five-Percent Owner” means, if the Employer is a corporation, any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code modified by Section 416(i)(1)(B)(iii) of the Code) more than five percent (5%) of the value of the outstanding stock of, or more than five percent (5%) of

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Article XI —

Top-Heavy Plan Provisions

the total combined voting power of all the stock of, the Employer. If the Employer is not a corporation, a Five-Percent Owner means any Employee who owns more than five percent (5%) of the capital or profits interest in the Employer.

(d)	“Key Employee” means, for Plan Years commencing on or after January 1, 2002, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having Annual Compensation greater than one hundred thirty thousand dollars ($130,000) (as adjusted under Section 416(i)(1) of the Code, a five percent (5%) owner of the Employer, or a one percent (1%)owner of the Employer having Annual Compensation of more than one hundred fifty thousand dollars ($150,000). For this purpose, “Annual Compensation” means compensation within the meaning of Income Tax Regulations Sections 1.415-2(d)(2), but excluding amounts under Income Tax Regulations Section 1.415-2(d)(3), except that premiums for group-term life insurance, otherwise included thereunder, shall be excluded from compensation hereunder. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)	“Non-Key Employee” means an Employee or former Employee (or, where applicable, such person’s Beneficiary) who is not a Key Employee.

(f)	“Officer” means an Employee who is an administrative executive in the regular and continued service of his Employer; any Employee who has the title but not the authority of an officer shall not be considered an Officer for purposes of this Article XI. Similarly, an Employee who does not have the title of an officer but has the authority of an officer shall be considered an Officer. For purposes of this Article XI, the maximum number of Officers that must be taken into consideration shall be determined as follows: (i) three (3), if the number of Employees is less than thirty (30); (ii) ten percent (10%) of the number of Employees, if the number of Employees is between thirty (30) and five hundred (500); or (iii) fifty (50), if the number of Employees is greater than five hundred (500). In determining such limit, the term “Employer” shall be determined in accordance with Sections 414(b), (c), (m) and (o) of the Code and “Employee” shall include Leased Employees and exclude employees described in Section 414(q)(5) of the Code.

(g)	“One-Percent Owner” means, if the Employer is a corporation, any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code modified by Section 416(i)(1)(B)(iii) of the Code) more than one percent (1%) of the value of the outstanding stock of, or more than one percent (1%) of the total combined voting power of all the stock of, the Employer. If the Employer is not a corporation, a One-Percent Owner means any Employee who owns more than one percent (1%) of the capital or profits interest in the Employer.

936	74	Clifton Savings Bank

Article XI —

Top-Heavy Plan Provisions

(h)	A “Permissive Aggregation Group” consists of one or more plans of the Employer that are part of a Required Aggregation Group, plus one or more plans that are not part of a Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group. If two (2) or more defined benefit plans are included in the aggregation group, the same actuarial assumptions must be used with respect to all such plans in determining the Present Value of Accrued Benefits.

(i)	“Present Value of Accrued Benefits” shall be determined in accordance with the actuarial assumptions set forth in the defined benefit plan and the assumed benefit commencement date shall be determined taking into account any nonproportional subsidy. The accrued benefit of any Employee shall be determined under the method used for accrual purposes for all plans of the Employer, or if no such method is described, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

(j)	“Related Rollover Contributions” means rollover contributions received by the Plan that are not initiated by the Employee nor made from another plan maintained by the Employer.

(k)	A “Required Aggregation Group” consists of each plan of the Employer (whether or not terminated) in which a Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years and each other plan of the Employer (whether or not terminated) which enables any plan in which a Key Employee participates or participated to meet the requirements of Section 401(a)(4) or 410 of the Code. If two (2) or more defined benefit plans are included in the aggregation group, the same actuarial assumptions must be used with respect to all such plans in determining the Present Value of Accrued Benefits.

(l)	A “Top-Heavy Plan” means a Plan in which, for any Plan Year:

(i)	the Top-Heavy Ratio (as defined under subsection (m)) for the Plan exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group (as defined under subsection (k)) or Permissive Aggregation Group (as defined under subsection (h)); or

(ii)	the Plan is a part of a Required Aggregation Group but is not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%); or

936	75	Clifton Savings Bank

Article XI —

Top-Heavy Plan Provisions

(iii)	the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

(m)	“Top-Heavy Ratio” means:

(i)	if the Employer maintains one or more qualified defined contribution plans and the Employer has not maintained any qualified defined benefit plans which during the five (5) year period ending on the Determination Date have or have had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date, including any part of any Account balance distributed in the one (1) year period ending on the Determination Date (five (5) year period ending on the Determination Date in the case of a distribution made for a reason other than severance of employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002) but excluding distributions attributable to Related Rollover Contributions, if any, and the denominator of which is the sum of all Account balances under the aggregated qualified defined contribution plan or plans for all Participants as of the Determination Date, including any part of any Account balance distributed in the one (1) year period ending on the Determination Date (five (5) year period ending on the Determination Date in the case of a distribution made for a reason other than severance of employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002) but excluding distributions attributable to Related Rollover Contributions, if any, determined in accordance with Section 416 of the Code and the regulations thereunder.

(ii)

if the Employer maintains one or more qualified defined contribution plans and the Employer maintains or has maintained one or more qualified defined benefit plans which during the five (5) year period ending on the Determination Date have or have had any accrued benefits, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the sum of the Present Value of Accrued Benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated qualified defined contribution plan or plans determined in accordance with (i) above, for all Participants and the sum of the Present Value of Accrued Benefits under the

936	76	Clifton Savings Bank

Article XI —

Top-Heavy Plan Provisions

aggregated qualified defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a qualified defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the one (1) year period ending on the Determination Date (five (5) year period ending on the Determination Date in the case of a distribution made for a reason other than severance of employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002).

(iii)	For purposes of (i) and (ii) above, the value of Account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a qualified defined benefit plan. The Account balances and Present Value of Accrued Benefits of a Participant (A) who is a Non-Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least an Hour of Service with any employer maintaining the Plan at any time during the one (1) year period (five (5) year period in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of Account balances and the Present Value of Accrued Benefits will be calculated with reference to the Determination Date that falls within the same calendar year.

(n)	“Valuation Date”, for the purpose of computing the Top-Heavy Ratio (as defined under subsection (m)) under subsection (l) means the last date of the Plan Year.

For purposes of subsections (h), (j) and (k), the rules of Sections 414(b), (c), (m) and (o) of the Code shall be applied in determining the meaning of the term “Employer”.

11.3	Minimum Contributions

If the Plan becomes a Top-Heavy Plan, then any provision of Article III to the contrary notwithstanding, the following provisions shall apply:

(a)

Subject to subsection (b), the Employer shall contribute on behalf of each Participant who is employed by the Employer on the last day of the Plan Year and who is a Non-Key Employee an amount with respect to each Top-Heavy year which, when added to the amount of Special Contributions, Discretionary Employer Contributions and Forfeitures made on behalf of such Participant, shall not be less than the lesser of: (i) three percent (3%) of such Participant’s Section

936	77	Clifton Savings Bank

Article XI —

Top-Heavy Plan Provisions

415 Compensation (as defined under Section 3.12(a)(vii) of the Plan and modified by Section 401(a)(17) of the Code), or (ii) if the Employer has no defined benefit plan which is designated to satisfy Section 416 of the Code, the largest of the total of each Key Employee’s Matching Contributions, Special Contributions, Roth Contributions, if implemented, upon approval by the Employer, Discretionary Employer Contributions and Forfeitures, as a percentage of each such Key Employees’ Annual Compensation; provided, however, that in no event shall any contributions be made under this Section 11.3 in an amount which will cause the percentage of contributions made by the Employer on behalf of any Participant who is a Non-Key Employee to exceed the percentage at which contributions are made by the Employer on behalf of the Key Employee for whom the percentage of the total of Matching Contributions, Before-Tax Contributions, Special Contributions, Roth Contributions, if any, Discretionary Employer Contributions and Forfeitures, is highest in such Top-Heavy year. Any such contribution shall be allocated to the Matching Contribution Account of each such Participant and, for purposes of vesting and withdrawals only, shall be deemed to be a Matching Contribution. Any such contribution shall not be deemed to be a Matching Contribution for any other purpose.

(b)	Notwithstanding the foregoing, this Section 11.3 shall not apply to any Participant to the extent that such Participant is covered under any other plan or plans of the Employer (determined in accordance with Sections 414(b), (c), (m) and (o) of the Code) and such other plan provides that the minimum allocation or benefit requirement will be met by such other plan should this Plan become Top-Heavy. If such other plan does not provide for a minimum allocation or benefit requirement, a minimum of five percent (5%) of a Participant’s Section 415 Compensation, as defined in Section 11.3(a) above, shall be provided under this Plan.

(c)	For purposes of this Article XI, the following shall be considered as a contribution made by the Employer:

(i)	Qualified Nonelective Contributions;

(ii)	Matching Contributions made by the Employer on behalf of Key Employees;

(iii)	Elective Contributions made by the Employer on behalf of Key Employees; and

(iv)	Discretionary Employer Contributions made by the Employer on behalf of Key Employees and Non-Key Employees.

(d)

Subject to the provisions of subsection (b), all Non-Key Employee Participants who are employed by the Employer on the last day of the Plan Year shall receive the defined contribution minimum provided under subsection (a). A Non-Key Employee may not fail to accrue a defined contribution minimum merely because

936	78	Clifton Savings Bank

Article XI —

Top-Heavy Plan Provisions

such Employee was excluded from participation or failed to accrue a benefit because (i) his Compensation is less than a stated amount, or (ii) he failed to make Before-Tax Contributions and/or Roth Contributions, if implemented, upon approval by the Employer.

(e)	Employer Matching Contributions, if any, shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this Section 11.3. The preceding sentence shall apply with respect to Matching Contributions or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Employer contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code, if applicable.

936	79	Clifton Savings Bank

Article XII —

Miscellaneous Provisions

ARTICLE XII —

MISCELLANEOUS PROVISIONS

12.1	No Right to Continued Employment

Neither the establishment of the Plan, nor any provisions of the Plan or of the Trust Agreement establishing the Trust Fund nor any action of any Named Fiduciary or the Employer, shall be held or construed to confer upon any Employee any right to a continuation of his employment by the Employer. The Employer reserves the right to dismiss any Employee or otherwise deal with any Employee to the same extent and in the same manner that it would if the Plan had not been adopted.

12.2	Merger, Consolidation, or Transfer

The Plan shall not be merged or consolidated with, nor transfer its assets or liabilities to, any other plan unless each Employee, Participant, Beneficiary and other person entitled to benefits under the Plan, would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

12.3	Nonalienation of Benefits

Except to the extent of any offset of a Participant’s benefits as a result of any judgment, order, decree or settlement agreement provided in Section 401(a)(13)(C) of the Code, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute, levy or otherwise affect any right to benefits payable hereunder, shall be void. Notwithstanding the foregoing, the Plan shall permit the payment of benefits in accordance with a qualified domestic relations order as defined under Section 414(p) of the Code.

12.4	Missing Payee

Any other provision in the Plan or Trust Agreement to the contrary notwithstanding, if the Trustee is unable to make payment to any Employee, Participant, Beneficiary or other person to whom a payment is due (“Payee”) under the Plan because the identity or whereabouts of such Payee cannot be ascertained after reasonable efforts have been made to identify or locate such person (including mailing a certified notice of the payment due to the last known address of such Payee as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Payee shall be forfeited twenty-four (24) months after the date such payment first became due. However, such payment and any subsequent payments shall be reinstated retroactively, without interest, no later than sixty (60) days after the date on which the Payee is identified and located.

936	80	Clifton Savings Bank

Article XII —

Miscellaneous Provisions

12.5	Affiliated Employers

All employees of all Affiliated Employers shall, for purposes of the limitations in Article XI and for measuring Hours of Service, be treated as employed by a single employer. No employee of an Affiliated Employer shall become a Participant of this Plan unless employed by the Employer or an Affiliated Employer which has adopted the Plan.

12.6	Successor Employer

In the event of the dissolution, merger, consolidation or reorganization of the Employer, the successor organization may, upon satisfying the provisions of the Trust Agreement and the Plan, adopt and continue this Plan. Upon adoption, the successor organization shall be deemed the Employer with all its powers, duties and responsibilities and shall assume all Plan liabilities.

12.7	Return of Employer Contributions

Any other provision of the Plan or Trust Agreement to the contrary notwithstanding, upon the Employer’s request, a contribution to the Plan by the Employer which was (a) made by mistake of fact, or (b) conditioned upon initial qualification of the Plan with the Internal Revenue Service, or (c) conditioned upon the deductibility by the Employer of such contributions under Section 404 of the Code, shall be returned to the Employer within one (1) year after: (i) the payment of a contribution made by mistake of fact, or (ii) the denial of such qualification or (iii) the disallowance of the deduction (to the extent disallowed), as the case may be.

Any such return shall not exceed the lesser of (A) the amount of such contributions (or, if applicable, the amount of such contribution with respect to which a deduction is denied or disallowed) or (B) the amount of such contributions net of a proportionate share of losses incurred by the Plan during the period commencing on the Valuation Date as of which such contributions are made and ending on the Valuation Date as of which such contributions are returned. All such refunds shall be limited in amount, circumstances and timing to the provisions of Section 403(c) of ERISA.

12.8	Adoption of Plan by Affiliated Employer

An Affiliated Employer of the Sponsoring Employer may adopt the Plan (and its related Trust Agreement). Upon such adoption, such Affiliated Employer shall become a Participating Affiliate in the Plan, which Plan shall be deemed a “single plan” within the meaning of Income Tax Regulations Section 1.414(1)-1(b)(1).

For purposes of Article VIII, Employer shall mean only the Sponsoring Employer and each Participating Affiliate shall be deemed to accept and designate the Named Fiduciaries, Committee, Plan Administrator and voter of Trust Fund Units designated by the Sponsoring Employer to act on its behalf in accordance with the provisions of the Plan.

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Article XII —

Miscellaneous Provisions

The Sponsoring Employer shall solely exercise for and on behalf of such Participating Affiliate the powers reserved to the Employer under Articles VIII and X. However, such Participating Affiliate may at anytime terminate its future participation in the Plan.

12.9	Construction of Language

Wherever appropriate in the Plan, words used in the singular may be read in the plural; words used in the plural may be read in the singular; and words importing the masculine gender shall be deemed equally to refer to the female gender. Any reference to a section number shall refer to a section of this Plan, unless otherwise indicated.

12.10 Headings

The headings of articles and sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

12.11 Governing Law

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, except to the extent that such laws are preempted by the Federal laws of the United States of America.

IN WITNESS WHEREOF, pursuant to resolution duly adopted by the Board of Directors of Clifton Savings Bank on March 24, 2010, and the authorization contained therein, the Plan, as herein restated, is hereby executed this      day of             , 2010.

CLIFTON SAVINGS BANK

By:

(Print Name and Title)

936	82	Clifton Savings Bank

AMENDMENT NUMBER ONE

TO

CLIFTON SAVINGS BANK

401(k) SAVINGS PLAN

Pursuant to Section 10.1 of the Clifton Savings Bank 401(k) Savings Plan As Amended and Restated Effective as of January 1, 2010, Including Provisions Retroactive to January 1, 2002 (“Plan”), the Plan is amended, effective April 1, 2012:

1. ARTICLE VII – Section 7.5(b) shall be amended by deleting the word “If” in the beginning of the sentence and by adding the words “Prior to April 1, 2012, if” in lieu thereof.

2. ARTICLE VII – Section 7.5(b) shall be further amended by adding the following two new paragraphs to the end thereof to read as follows:

Effective April 1, 2012, if an Employee incurs a Termination of Service as of his Normal Retirement Date, Postponed Retirement Date or if an Employee incurs a Termination of Service due to Disability and the Net Value of his Accounts exceeds five thousand dollars ($5,000), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the later of (A) the date the Employee attained his Normal Retirement Date or Postponed Retirement Date or would have attained his Normal Retirement Date if he were still employed by the Employer, or (B) the date of receipt by the Trustee of the proper documentation indicating such Retirement Date.

Notwithstanding the preceding paragraph, effective April 1, 2012, if an Employee incurs a Termination of Service as of his Normal Retirement Date, Postponed Retirement Date or if an Employee incurs a Termination of Service due to Disability and the Net Value of his Accounts exceeds one thousand dollars ($1,000) and is less than or equal to five thousand dollars ($5,000), and if the Employee does not elect to have his distribution paid directly to an Eligible Retirement Plan, as defined in Section 7.8(c), specified by him in a Direct Rollover, as defined in Section 7.8(a), or to receive the distribution in accordance with Section 7.5(c), (d) or (e), then the Plan Administrator shall pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

3. ARTICLE VII – Section 7.6(b) shall be amended by deleting the word “If” in the beginning of the sentence and by adding the words “Prior to April 1, 2012, if” in lieu thereof.

936	(1 of 2)

4. ARTICLE VII – Section 7.6(b) shall be further amended by adding the following two new paragraphs to the end thereof to read as follows:

Effective April 1, 2012, if an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, has not elected to receive his benefit pursuant to an optional form of benefit payment in accordance with the provisions of subsection (c) or (d) and the vested interest in the Net Value of the Employee’s Accounts exceeds five thousand dollars ($5,000), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the later of (i) the date the Employee would have attained his Normal Retirement Date if he were still employed by the Employer or (ii) the date of receipt by the Trustee of the proper documentation indicating the Employee’s attainment of Normal Retirement Date.

Notwithstanding the preceding paragraph, effective April 1, 2012, if an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, and the vested interest in the Net Value of the Employee’s Accounts exceeds one thousand dollars ($1,000) and is equal to or less than five thousand dollars ($5,000), and if the Employee does not elect to have his distribution paid directly to an Eligible Retirement Plan, as defined in Section 7.8(c), specified by him in a Direct Rollover, as defined in Section 7.8(a), or to receive the distribution in accordance with Section 7.6(c) or (d), then the Plan Administrator shall pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

5. ARTICLE VIII – The second paragraph of Section 8.11 shall be amended in its entirety to read as follows:

The Employer may charge Employees all or part of the reasonable expenses associated with withdrawals and other distributions, or fund transfers. In addition, effective April 1, 2012, the Employer may charge Employees and/or terminated Participants an annual administration fee with respect to his or her Plan Accounts.

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